Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Free Writing Prospectus dated February 26, 2007 (to Prospectus dated April 18, 2006)

$347,480,000 (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series 2007-SL1

Asset Backed Pass-Through Certificates

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1
Issuing Entity

DB Structured Products, Inc.
Sponsor

ACE Securities Corp.
Depositor

Ocwen Loan Servicing, LLC
GMAC Mortgage, LLC
Servicers

Wells Fargo Bank, National Association
Master Servicer

You should consider carefully the risk factors beginning on page 12 in this free writing prospectus.
This free writing prospectus may be used to offer and sell the Offered Certificates only if accompanied by the prospectus. The Offered Certificates represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.
Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in March 2007.

Offered Certificates    The trust created for the Series 2007-SL1 certificates will hold a pool of second lien fixed-rate, one- to four-family, residential mortgage loans. The trust will issue eleven classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, overcollateralization and subordination. In addition, the Offered Certificates may benefit from net swap payments pursuant to an interest rate swap agreement which is intended partially to mitigate interest rate risk.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Scheduled Final Maturity Date
A-1	$ 48,608,000	One-Month LIBOR + [___]%(2)(3)	March 25, 2037
A-2	$ 223,538,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-1	$ 19,022,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-2	$ 18,645,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-3	$ 8,475,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-4	$ 9,040,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-5	$ 6,215,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-6	$ 5,085,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-7	$ 4,897,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
M-8	$ 3,955,000	One-Month LIBOR + [___]% (2)(3)	March 25, 2037
______________________
(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)
The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this free writing prospectus under “Description of the Certificates-Pass-Through Rates.”

(3)
After the first possible optional termination date, the margins applicable to the Class A-1 Certificates and Class A-2 Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The certificates offered by this free writing prospectus will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [_____]% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Bank Securities

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

ACE Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS	1
TRANSACTION STRUCTURE	11
RISK FACTORS	12
USE OF PROCEEDS	22
THE MORTGAGE POOL	23
YIELD ON THE CERTIFICATES	62
DESCRIPTION OF THE CERTIFICATES	84
THE ORIGINATORS	122
STATIC POOL INFORMATION	123
ISSUING ENTITY	123
THE DEPOSITOR	123
THE SPONSOR	124
SERVICING OF THE MORTGAGE LOANS	124
THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS	139
THE TRUSTEE	142
THE CREDIT RISK MANAGER	144
POOLING AND SERVICING AGREEMENT	144
FEDERAL INCOME TAX CONSEQUENCES	149
METHOD OF DISTRIBUTION	153
SECONDARY MARKET	153
LEGAL MATTERS	153
RATINGS	154
LEGAL PROCEEDINGS	155
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	155
LEGAL INVESTMENT	155
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	157
AVAILABLE INFORMATION	159
REPORTS TO CERTIFICATEHOLDERS	159
INCORPORATION OF INFORMATION BY REFERENCE	160
ANNEX I	I-1

ii

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

iii

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief discussion of the important features of the certificates offered by this free writing prospectus and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire free writing prospectus and the entire accompanying prospectus.

Issuing Entity	ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1.

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1 Asset Backed Pass-Through Certificates.

Cut-off Date	February 1, 2007.

Closing Date	On or about March 2, 2007.

Depositor	ACE Securities Corp., a Delaware corporation. See “The Depositor” in this free writing prospectus.

Originators
American Home Mortgage Corp., a New York corporation, with respect to approximately 21.41% of the mortgage loans, Residential Funding Company, LLC, a Delaware limited liability company, with respect to approximately 20.85% of the mortgage loans and Chapel Funding Corporation, a New Jersey corporation, with respect to approximately 16.48% of the mortgage loans, in each case, by aggregate principal balance as of the Cut-off Date. The remainder of the mortgage loans were originated by various originators, none of which have originated 10% or more of the mortgage loans. See “The Originators” in this free writing prospectus.

Sponsor	DB Structured Products, Inc., a Delaware corporation. See “The Sponsor” in this free writing prospectus.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Servicers
GMAC Mortgage, LLC, a Delaware limited liability company, with respect to approximately 76.47% of the Mortgage Loans, and Ocwen Loan Servicing, LLC, a Delaware limited liability company, with respect to approximately 23.53% of the Mortgage Loans. See “Servicing of the Mortgage Loans” in this free writing prospectus.

Trustee	HSBC Bank USA, National Association, a national banking association, will be the trustee of the trust and the supplemental interest trust. See “The Trustee” in this free writing prospectus.

Securities Administrator	Wells Fargo Bank, National Association. See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Custodians	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company. See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Distribution Dates
Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in March 2007. The assumed final Distribution Date for the Offered Certificates is the Distribution Date in March 2037.

Credit Risk Manager	Clayton Fixed Income Services Inc. See “The Credit Risk Manager” in this free writing prospectus.

Offered Certificates
Only the certificates listed on the cover of this free writing prospectus are being offered by this free writing prospectus. Each class of Offered Certificates will have the initial certificate principal balance and pass-through rate set forth or described in the table appearing on the cover of this free writing prospectus.

The Trust

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee. There are sixteen classes of certificates representing the trust. See “Description of the Certificates” in this free writing prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received or advanced in respect of the mortgage loans and payments made by the swap provider under the interest rate swap agreement.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date. All dollar amounts and percentages with respect to the mortgage loans are subject to a permitted variance of plus or minus 10%.

The trust will contain approximately 6,457 conventional, one- to four-family, second lien, fixed-rate mortgage loans on residential real properties (the “Mortgage Loans”).

For purposes of calculating interest and principal distributions on the Class A-1 Certificates and the Class A-2 Certificates (together, the “Class A Certificates”), the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans consist of second lien, fixed-rate mortgage loans with principal balances at origination that conformed to Freddie Mac loan limits. The Group II Mortgage Loans consist of second lien, fixed-rate mortgage loans with principal balances at origination that may or may not have conformed to Freddie Mac loan limits.

The Class A-1 Certificates represent interests in the Group I Mortgage Loans. The Class A-2 Certificates represent interests in the Group II Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”) represent interests in all of the Mortgage Loans.

The Group I Mortgage Loans consist of approximately 1,487 mortgage loans and have an aggregate principal balance of approximately $67,277,963 as of the Cut-off Date. The Group I Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	6.500% to 16.375%.
Weighted average mortgage rate:	11.025%.
Weighted average remaining term to stated maturity:	199 months.
Range of principal balances:	$382 to $199,931.
Average principal balance:	$45,244.
Range of original combined loan-to-value ratios:	33.12% to 100.00%.
Weighted average original combined loan-to-value ratio:	94.52%.

The Group II Mortgage Loans consist of approximately 4,970 mortgage loans and have an aggregate principal balance of approximately $309,396,467 as of the Cut-off Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	6.875% to 20.625%
Weighted average mortgage rate:	11.752%.
Weighted average remaining term to stated maturity:	203 months.
Range of principal balances:	$930 to $498,510.
Average principal balance:	$62,253.
Range of original combined loan-to-value ratios:	40.00% to 100.00%.
Weighted average original combined loan-to-value ratio:	96.90%.

The Mortgage Loans consist of approximately 6,457 mortgage loans and in the aggregate have a principal balance of approximately $376,674,430 as of the Cut-off Date. The Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	6.500% to 20.625%.
Weighted average mortgage rate:	11.622%.
Weighted average remaining term to stated maturity:	203 months.
Range of principal balances:	$382 to $498,510.
Average principal balance:	$58,336.
Range of original combined loan-to-value ratios:	33.12% to 100.00%.
Weighted average original combined loan-to-value ratio:	96.48%.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee has actual knowledge that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, repurchase such Mortgage Loan or provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class A Certificates and the Mezzanine Certificates (other than the Class M-9 Certificates and Class M-10 Certificates) are the only classes of certificates offered by this free writing prospectus and are referred to in this free writing prospectus as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this free writing prospectus and as described in this free writing prospectus.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates- Pass-Through Rates” in this free writing prospectus. The pass-through rate on each class of Offered Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap, in the case of the Class A Certificates, calculated as the weighted average mortgage rate of the Mortgage Loans in the related loan group, less the fee rates payable to the Master Servicer, the Servicers and the Credit Risk Manager (collectively, the “Administration Costs”) and an amount, expressed as a per annum rate, equal to (x) the product of (i) the sum of the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and (ii) 12, divided by (y) the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date, in each case, adjusted for the actual number of days which have elapsed in the related interest accrual period and, in the case of the Mezzanine Certificates, calculated as the weighted average of the rate caps of the Class A Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates. The initial spread relating to the Class A-1 Certificates is [_____]% per annum. The initial spread relating to the Class A-2 Certificates is [_____]% per annum. The initial spread relating to the Class M-1 Certificates is [_____]% per annum. The initial spread relating to the Class M-2 Certificates is [_____]% per annum. The initial spread relating to the Class M-3 Certificates is [_____]% per annum. The initial spread relating to the Class M-4 Certificates is [_____]% per annum. The initial spread relating to the Class M-5 Certificates is [_____]% per annum. The initial spread relating to the Class M-6 Certificates is [_____]% per annum. The initial spread relating to the Class M-7 Certificates is [_____]% per annum. The initial spread relating to the Class M-8 Certificates is [_____]% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates-Pass-Through Rates” in this free writing prospectus.

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this free writing prospectus) in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates-Book-Entry Certificates” in this free writing prospectus.

Class M-9 Certificates and Class M-10 Certificates. The Class M-9 Certificates and Class M-10 Certificates are not offered by this free writing prospectus. The Class M-9 Certificates will have an initial certificate principal balance of approximately $4,143,000 and the Class M-10 Certificates will have an initial certificate principal balance of approximately $4,520,000. The pass-through rates on the Class M-9 Certificates and Class M-10 Certificates are variable rate and will be calculated for each Distribution Date as described below and under “Description of the Certificates—Pass-Through Rates” in this free writing prospectus. The pass-through rate for the Class M-9 Certificates and Class M-10 Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated as the weighted average of the rate caps of the Class A Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates. The initial spread relating to the Class M-9 Certificates is [__]% per annum and the initial spread relating to the Class M-10 Certificates is [____]% per annum. The Class M-9 Certificates and Class M-10 Certificates initially evidence an aggregate interest of approximately 1.10% and 1.20% in the trust, respectively.

Class CE-1 Certificates and Class CE-2 Certificates. The Class CE-1 Certificates and Class CE-2 Certificates are not offered by this free writing prospectus. The Class CE-1 Certificates will have an initial certificate principal balance of approximately $20,531,330 (subject to a permitted variance of plus or minus 10%), which represents approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class CE-2 Certificates will not have a certificate principal balance but will be entitled to amounts described under “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

Class P Certificates. The Class P Certificates are not offered by this free writing prospectus. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

Residual Certificates. The Class R Certificates (the “Residual Certificates”) which are not offered by this free writing prospectus, represent the residual interests in the trust.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates and Mezzanine Certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under “Description of the Certificates-Credit Enhancement” and “-Overcollateralization Provisions” in this free writing prospectus.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE-1 Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus,

•   the rights of the holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

•           the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates;

•           the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-3 Certificates;

•           the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-4 Certificates;

•           the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-5 Certificates;

•           the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-6 Certificates;

•           the rights of the holders of the Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-7 Certificates;

•           the rights of the holders of the Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-8 Certificates;

•           the rights of the holders of the Class M-10 Certificates and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-9 Certificates; and

•           the rights of the holders of the Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-10 Certificates

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by approximately $20,531,330 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE-1 Certificates. This amount represents approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See “Description of the Certificates-Overcollateralization Provisions” in this free writing prospectus.

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest, Net Swap Payments or overcollateralization (represented by the Class CE-1 Certificates) to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the Mortgage Loans will be allocated to the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled. See “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Unless the Servicers collect subsequent recoveries on Mortgage Loans for which realized losses were allocated to the Mezzanine Certificates, once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement

The Class A Certificates and the Mezzanine Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Swap Provider”) for each Distribution Date commencing in September 2007 and terminating immediately following the Distribution Date in February 2012, unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount as described in this free writing prospectus (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the Class A Certificates and the Mezzanine Certificates (the “Swap Provider Payment”), a floating amount as described in this free writing prospectus.

A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the Securities Administrator Payment exceeds the corresponding Swap Provider Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent Swap Provider Payment exceeds the corresponding Securities Administrator Payment.

On each Distribution Date, if the Swap Provider is required to make a Net Swap Payment, such amount will be deposited into a reserve fund and will be available for distribution to the Class A Certificates and the Mezzanine Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Mezzanine Certificates as described in this free writing prospectus. If, on any Distribution Date, the Net Swap Payment with respect to the Class A Certificates and Mezzanine Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Mezzanine Certificates for such Distribution Date, after making the distributions set forth under “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus, any remaining amounts will be distributed to the Class CE-1 Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.

Retention of Certain Servicing Rights

The Sponsor, as owner of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to sell the servicing rights with respect to the Mortgage Loans at any time to a successor servicer as further specified in the pooling and servicing agreement. See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

P&I Advances

Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer, subject to the limitations described under “Description of the Certificates—P&I Advances” in this free writing prospectus. A successor servicer will be obligated to make any required delinquency advance if the related Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicers or any successor servicer, as the case may be, are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing of the Mortgage Loans—Advances” in this free writing prospectus and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to each Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan; provided, however, that for so long as Ocwen Loan Servicing, LLC or GMAC Mortgage, LLC is the servicer of the related Mortgage Loans, a portion of the servicing fee representing the excess of (i) one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan over (ii) the amount paid to the related Servicer will be paid to the holder of the Class CE-2 Certificate as described under “Description of the Certificates—Table of Fees and Expenses” in this free writing prospectus. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such monthly payments collected on the Mortgage Loans serviced by the related Servicer; provided, however, that accrued and unpaid servicing fees applicable to liquidated mortgage loans may be payable out of amounts on deposit in the collection account as further described in the pooling and servicing agreement.

Master Servicing Fee

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the Master Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.015% and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such monthly payments collected. The Master Servicer will pay the trustee fee from its fee.

Credit Risk Manager’s Fee

With respect to each Mortgage Loan, the amount of the annual credit risk manager’s fee that shall be paid to the credit risk manager is a fee, for a period of one full month, equal to one-twelfth of the product of (a) 0.0135% and (b) the outstanding principal balance of such Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed. The obligation to pay the credit risk manager’s fee will be limited to, and the credit risk manager’s fee will be payable from the interest portion of such monthly payments collected.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust as of the last day of the related due period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such optional termination right, a Servicer may have the right, subject to certain conditions, to exercise such optional termination right. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Description of the Securities—Termination” in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, the Interest Rate Swap Agreement, payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class M-1	AA+	Aa1
Class M-2	AA	Aa2
Class M-3	AA-	Aa3
Class M-4	A+	A1
Class M-5	A	A2
Class M-6	A-	A3
Class M-7	BBB+	Baa1
Class M-8	BBB	Baa2

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this free writing prospectus and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements (each, a “Plan”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of the Offered Certificates. See “Considerations for Benefit Plan Investors” in this free writing prospectus and “ERISA Considerations” in the prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

The Mortgage Loans were underwritten to standards which do not conform to the standards of Fannie Mae or Freddie Mac.

The underwriting standards of the Originators are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the property as collateral for the mortgage loan. The Originators consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property. As further described in this free writing prospectus, the underwriting standards of the Originators do not conform to Fannie Mae and Freddie Mac guidelines.

In addition, mortgage loans originated by the Originators generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately 92.27% of the Group I Mortgage Loans and approximately 96.73% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of 80%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to the geographic concentration of the mortgaged properties.

Approximately 17.96%, 7.87%, 7.22%, 5.58% and 5.57% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of California, the State of Florida, the State of Arizona, the State of Oregon and the State of Nevada, respectively, and approximately 31.02%, 10.79%, 6.59%, 6.46% and 5.27% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of California, the State of Florida, the State of Nevada, the State of Arizona and the State of Texas, respectively. Approximately 0.29% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in a single California zip code. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in California and Florida may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

Second Lien Mortgage Loans Risk.

All of the Mortgage Loans are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the related Servicer may write off the entire balance of the Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the related Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of the Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Balloon Mortgage Loan Risk.

Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the related Servicer will not be obligated to advance the principal portion of that lump sum payment, you may suffer a loss. Approximately 82.52% of the Group I Mortgage Loans and approximately 83.37% of the Group II Mortgage Loans, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.

Interest Only Mortgage Loan Risk.

Approximately 1.85% of the Group I Mortgage Loans and approximately 1.91% of the Group II Mortgage Loans, in each case by the related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first five or ten years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made or advanced on such Mortgage Loans for five or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Class A Certificates and Mezzanine Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the Mortgage Loans than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement and available for this purpose, and overcollateralization, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

The Mezzanine Certificates generally will not be entitled to receive principal payments until March 2010 which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2010 or a later date as provided in this free writing prospectus or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

The Offered Certificates will be limited obligations solely of the Issuing Entity and not of any other party.

The Offered Certificates will not represent an interest in or obligation of the Sponsor, the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Originators, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Originators, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust and the supplemental interest trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Sponsor, the Depositor, the Servicers, the Originators, the Master Servicer, the Securities Administrator, the Trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus. As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately 26.47% and 22.68% of the Group I Mortgage Loans and Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. See “The Mortgage Pool” in this free writing prospectus.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this free writing prospectus. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this free writing prospectus, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•
the rate, timing and severity of realized losses on the Mortgage Loans, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls; and

•	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 35% CPR as described in this free writing prospectus under “Yield on the Certificates” and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE-1 Certificates, Net Swap Payments received under the Interest Rate Swap Agreement and available for this purpose, or allocated to a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Violation of consumer protection laws may result in losses on the Mortgage Loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of originators of mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the Servicers to collect all or part of the principal of or interest on the related Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the Mortgage Loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in Mortgage Loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the Mortgage Loans and restrict the related Servicer’s ability to foreclose in response to mortgagor defaults. The failure of the Originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the Mortgage Loans against the trust and/or limit the related Servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase that Mortgage Loan from the trust fund.

The Sponsor will represent that, as of the Closing Date, each Mortgage Loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Sponsor will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Sponsor is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties.

The Sponsor will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if a Servicer or the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor Servicer or successor Master Servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

The Sponsor owns the servicing rights with respect to the Mortgage Loans and may elect to transfer the servicing from a Servicer to a successor servicer as further described under “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

Interest generated by the Mortgage Loans may be insufficient to maintain or restore overcollateralization.

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•
Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

•
Since the Mortgage Loans have mortgage rates that do not adjust, when the pass-through rates on the Offered Certificates increase a greater portion of the interest generated by the Mortgage Loans will be required to cover interest on the Offered Certificates.

Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the Mortgage Loans serviced by such Servicer and received during the portion of the related Prepayment Period occurring from the sixteenth day of the month prior to the month in which the related Distribution Date occurs through the last day of such month, but only up to the servicing fee payable to the related Servicer for the related interest accrual period. In addition, if a Servicer fails to pay all or a portion of these amounts, the Master Servicer is required to pay such amounts up to the compensation payable to the Master Servicer for the related due period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the related Servicer or the Master Servicer covers, you may incur a loss. In addition, the Servicers will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicers or the Master Servicer will be allocated, first, to the Class CE-1 Certificates, second, to the Class M-10 Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates and twelfth, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction. The holders of the Class A Certificates and Mezzanine Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus. If these shortfalls are allocated to the Class A Certificates or Mezzanine Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

The liquidity of your certificates may be limited.

The Underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Interest Rate Swap Agreement and the Swap Provider.

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this free writing prospectus to pay current and carryforward interest, maintain or restore overcollateralization, cover realized losses on the Mortgage Loans allocated to the Mezzanine Certificates and pay any Net WAC Rate Carryover Amounts (as defined in this free writing prospectus under “Description of the Certificates—Glossary”) to the Class A Certificates and Mezzanine Certificates. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds _____%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to pay current and carryforward interest, maintain or restore overcollateralization, cover realized losses on the Mortgage Loans allocated to the Mezzanine Certificates or pay any Net WAC Rate Carryover Amounts. Any Net Swap Payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates, until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the application of the available distribution amount, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Securities Administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the Securities Administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the Securities Administrator to make such distributions on the Class A Certificates and Mezzanine Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the Securities Administrator to obtain a suitable replacement interest rate swap agreement. The credit ratings of the Swap Provider may be lower than the ratings assigned to the Class A Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

The return on your certificates could be reduced by shortfalls due to the application of the Relief Act.

The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the Master Servicer and the related Servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent Distribution Dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Possible reduction or withdrawal of ratings on the Offered Certificates.

Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as investments.

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool—DB-ASAP Program Description and Underwriting Standards” in this free writing prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

The Mortgage Loans in the trust fund include subprime mortgage loans, and it is possible that an Originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

Foreclosure Restrictions May Increase Realized Losses.

Any Mortgage Loans that are 60 or more days delinquent based on the terms of the original mortgage note, modification, bankruptcy plan or forbearance plan as of the close of business on March 1, 2007 may have certain restrictions placed on their foreclosure in the pooling and servicing agreement. In the event that foreclosure proceedings are commenced with respect to one of these Mortgage Loans, if acquiring title to the related mortgaged property would cause the adjusted basis (for federal income tax purposes) of the mortgaged properties that are currently owned by the related REMIC after foreclosure (along with any other assets owned by that REMIC other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Internal Revenue Code) to exceed 0.75% of the adjusted basis of the assets in the related REMIC, the related Servicer will not be permitted to acquire title to the Mortgage Loan on behalf of such REMIC. Instead, the related Servicer must dispose of the Mortgage Loan for cash in the foreclosure sale. In addition, if the related Servicer determines that following a distribution on any Distribution Date the adjusted basis of such mortgaged properties in foreclosure (along with any other assets owned by the related REMIC other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Internal Revenue Code) exceeds 1.0% of the adjusted basis of the assets of the related REMIC immediately after the distribution, then prior to such Distribution Date, the related Servicer will be required to dispose of enough of such mortgaged properties in foreclosure, for cash, so that the adjusted basis of such mortgaged properties in foreclosure (along with any other assets owned by the related REMIC other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Internal Revenue Code) will be less than 1.0% of the adjusted basis of the assets of the related REMIC. In either event, the related Servicer will be permitted to acquire (for its own account and not on behalf of the trust fund) the mortgaged property at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the mortgaged property, as determined by the related Servicer in good faith. These restrictions will be lifted with respect to a delinquent Mortgage Loan if such Mortgage Loan becomes current for three consecutive regular scheduled monthly payments. As a result of these restrictions, losses on these Mortgage Loans may be greater than if the related Servicer was permitted to obtain title on behalf of the trust fund. In the case of those Mortgage Loans subject to such further restrictions, realized losses may be greater than would be the case if such Mortgage Loans were not subject to such further restrictions.

All capitalized terms used in this free writing prospectus will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

DB Structured Products, Inc. (the “Sponsor”), will sell the Mortgage Loans to ACE Securities Corp. (the “Depositor”) and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this free writing prospectus will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from the Originators.

THE MORTGAGE POOL

General

All percentages and amounts with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a permitted variance of plus or minus 10%.

The pool of mortgage loans (the “Mortgage Pool”) will consist of approximately 6,457 conventional, one- to four-family, second lien, fixed-rate mortgage loans (the “Mortgage Loans”) on residential real properties (the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $376,674,430 after application of scheduled payments due on or before the Cut-off Date whether or not received. The Mortgage Loans have original terms to maturity of not greater than 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans consist of approximately 1,487 fixed-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $67,277,963 after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balances of the Group I Mortgage Loans at origination conformed to Freddie Mac loan limits. The Group II Mortgage Loans consist of approximately 4,970 fixed-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $309,396,467 after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balances of the Group II Mortgage Loans at origination may or may not have conformed to Freddie Mac or Fannie Mae loan limits.

Approximately 15.82% and 14.78% of the Group I Mortgage Loans and Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms. Approximately 82.52% and 83.37% of the Group I Mortgage Loans and Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately 1.85% and 1.91% of the Group I Mortgage Loans and Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first five or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

All of the Mortgage Loans are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties. The Mortgaged Properties generally consist of attached, detached or semi detached, one-to-four family dwelling units, individual condominium units, individual units in planned unit developments, and townhouses.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately 26.47% and 22.68% of the Group I Mortgage Loans and Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, a Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the related Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose Prepayment Charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with Prepayment Charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans. However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the Servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the Servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of the Mortgage Loans–Prepayment Charges and Late Fees; Debt-Acceleration Clauses” in the prospectus.

In addition, the Servicers may waive the collection of any otherwise applicable Prepayment Charge, but only if: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the related Servicer maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

As of the Cut-off Date, approximately 1.40% of the Mortgage Loans by aggregate principal balance are 30 days delinquent. No Mortgage Loan will be greater than 30 days delinquent as of the Cut-off Date. A Mortgage Loan is considered to be delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next monthly Due Date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month. The following table sets forth the historical delinquency experience of the Mortgage Loans. The historical delinquency information is based on the delinquency of each Mortgage Loan since origination of such Mortgage Loan.

Historical Delinquency

Historical Delinquency	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance
Never Delinquent	3,320	$204,771,829	54.36%
30 Days Delinquent	334	21,695,547	5.76
60 Days Delinquent	53	3,865,431	1.03
90 Days Delinquent	5	356,581	0.09
Not Available	2,745	145,985,042	38.76
Total:	6,457	$376,674,430	100.00%

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pool — Underwriting Standards” and “The Sponsor” in this free writing prospectus.

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $58,539. No Mortgage Loan had a principal balance at origination greater than approximately $500,000 or less than approximately $10,000. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $58,336. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $498,510 or less than approximately $382.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 6.500% per annum to approximately 20.625% per annum, and the weighted average Mortgage Rate was approximately 11.622% per annum.

The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 96.48%. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 33.12%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 203 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to January 1, 2006 or after March 1, 2007 or will have a remaining term to stated maturity of less than 116 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is February 1, 2037.

As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately 701. No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 836 or less than 578.

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 10 Year	2	$86,028	0.02%
Fixed - 15 Year	157	5,787,304	1.54
Fixed - 20 Year	33	1,250,842	0.33
Fixed - 25 Year	4	198,670	0.05
Fixed - 25 Year IO	44	2,187,950	0.58
Fixed - 30 Year	906	49,058,808	13.02
Fixed - 30 Year IO	62	4,626,655	1.23
Balloon - 15/30	5,239	312,689,404	83.01
Balloon - 15/30 IO	5	333,700	0.09
Balloon - 30/40	5	455,068	0.12
Total:	6,457	$376,674,430	100.00%

Lien Priority of the Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Second Lien	6,457	$376,674,430	100.00%
Total:	6,457	$376,674,430	100.00%

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01 - 50,000.00	3,447	$110,203,769	29.16%
50,000.01 - 100,000.00	2,284	161,386,781	42.70
100,000.01 - 150,000.00	523	63,438,170	16.78
150,000.01 - 200,000.00	136	24,001,081	6.35
200,000.01 - 250,000.00	31	7,084,560	1.87
250,000.01 - 300,000.00	16	4,394,990	1.16
300,000.01 - 350,000.00	9	3,025,900	0.80
350,000.01 - 400,000.00	8	3,100,651	0.82
400,000.01 - 450,000.00	2	853,550	0.23
450,000.01 - 500,000.00	1	500,000	0.13
Total:	6,457	$377,989,451	100.00%

Principal Balances of the Mortgage Loans
as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	3,455	$110,053,872	29.22%
50,000.01 - 100,000.00	2,279	160,767,350	42.68
100,000.01 - 150,000.00	521	63,119,564	16.76
150,000.01 - 200,000.00	135	23,804,231	6.32
200,000.01 - 250,000.00	31	7,072,300	1.88
250,000.01 - 300,000.00	16	4,390,330	1.17
300,000.01 - 350,000.00	9	3,020,912	0.80
350,000.01 - 400,000.00	8	3,095,114	0.82
400,000.01 - 450,000.00	2	852,247	0.23
450,000.01 - 500,000.00	1	498,510	0.13
Total:	6,457	$376,674,430	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	1,244	$108,046,804	28.68%
Florida	671	38,695,052	10.27
Arizona	440	24,836,041	6.59
Nevada	380	24,136,716	6.41
Texas	495	17,305,474	4.59
Virginia	212	14,174,571	3.76
Illinois	268	13,765,797	3.65
Maryland	195	12,956,805	3.44
Washington	188	11,532,168	3.06
New York	139	10,476,303	2.78
Minnesota	197	9,587,384	2.55
Colorado	193	9,504,531	2.52
Oregon	158	8,527,117	2.26
North Carolina	172	6,674,133	1.77
Utah	132	6,540,977	1.74
Georgia	169	6,258,932	1.66
Massachusetts	89	5,876,911	1.56
New Jersey	84	5,660,385	1.50
Connecticut	73	4,511,231	1.20
Michigan	133	4,491,711	1.19
Ohio	84	2,840,633	0.75
Missouri	86	2,764,355	0.73
Idaho	52	2,726,108	0.72
South Carolina	60	2,597,749	0.69
Pennsylvania	71	2,257,899	0.60
Hawaii	14	2,006,649	0.53
District of Columbia	21	1,886,093	0.50
Wisconsin	47	1,567,935	0.42
New Mexico	38	1,516,576	0.40
New Hampshire	24	1,391,285	0.37
Louisiana	37	1,187,007	0.32
Indiana	41	1,137,541	0.30
Rhode Island	20	1,053,750	0.28
Kentucky	22	890,660	0.24
Tennessee	30	883,850	0.23
West Virginia	13	785,911	0.21
Maine	19	657,681	0.17
Alaska	11	631,160	0.17
Kansas	21	609,390	0.16
Arkansas	14	606,461	0.16
Oklahoma	23	557,677	0.15
Alabama	17	448,971	0.12
Delaware	12	433,598	0.12
Montana	9	429,135	0.11
Iowa	11	317,190	0.08
Vermont	4	213,056	0.06
Nebraska	7	190,280	0.05
Wyoming	7	168,991	0.04
North Dakota	4	146,454	0.04
Mississippi	4	143,413	0.04
South Dakota	2	67,928	0.02
Total:	6,457	$376,674,430	100.00%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.500 - 6.999	5	$244,135	0.06%
7.000 - 7.499	29	1,641,112	0.44
7.500 - 7.999	51	3,088,659	0.82
8.000 - 8.499	80	4,429,572	1.18
8.500 - 8.999	152	10,340,210	2.75
9.000 - 9.499	234	16,095,888	4.27
9.500 - 9.999	681	38,262,806	10.16
10.000 - 10.499	495	29,444,649	7.82
10.500 - 10.999	756	50,093,325	13.30
11.000 - 11.499	503	31,943,174	8.48
11.500 - 11.999	543	33,239,499	8.82
12.000 - 12.499	551	31,581,222	8.38
12.500 - 12.999	776	45,157,810	11.99
13.000 - 13.499	481	24,714,484	6.56
13.500 - 13.999	351	16,775,365	4.45
14.000 - 14.499	256	12,350,481	3.28
14.500 - 14.999	221	12,767,619	3.39
15.000 - 15.499	101	5,154,622	1.37
15.500 - 15.999	74	3,692,322	0.98
16.000 - 16.499	35	1,847,606	0.49
16.500 - 16.999	18	993,635	0.26
17.000 - 17.499	20	719,664	0.19
17.500 - 17.999	25	995,634	0.26
18.000 - 18.499	8	463,467	0.12
18.500 - 18.999	7	443,998	0.12
19.000 - 19.499	1	51,396	0.01
19.500 - 19.999	1	56,686	0.02
20.000 - 20.499	1	23,997	0.01
20.500 - 20.999	1	61,393	0.02
Total:	6,457	$376,674,430	100.00%

Original Term of the Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
120	2	$86,028	0.02%
180	5,401	318,810,408	84.64
240	33	1,250,842	0.33
300	48	2,386,620	0.63
360	973	54,140,532	14.37
Total:	6,457	$376,674,430	100.00%

Remaining Term to Stated Maturity of
the Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
61 - 120	2	$86,028	0.02%
121 - 180	5,401	318,810,408	84.64
181 - 240	33	1,250,842	0.33
241 - 300	48	2,386,620	0.63
301 - 360	973	54,140,532	14.37
Total:	6,457	$376,674,430	100.00%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	3,718	$215,001,262	57.08%
PUD	1,526	94,118,866	24.99
Condominium	620	34,505,002	9.16
2-4 Family	559	31,768,071	8.43
Townhouse	34	1,281,230	0.34
Total:	6,457	$376,674,430	100.00%

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	11	$761,983	0.20%
50.01 - 55.00	3	168,637	0.04
55.01 - 60.00	13	813,183	0.22
60.01 - 65.00	9	447,903	0.12
65.01 - 70.00	22	1,613,585	0.43
70.01 - 75.00	32	3,830,595	1.02
75.01 - 80.00	111	7,679,964	2.04
80.01 - 85.00	129	6,709,431	1.78
85.01 - 90.00	876	40,888,758	10.86
90.01 - 95.00	1,313	65,975,582	17.52
95.01 - 100.00	3,938	247,784,808	65.78
Total:	6,457	$376,674,430	100.00%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	2,246	$139,757,434	37.10%
No Ratio	1,530	95,136,541	25.26
Full Documentation	945	44,818,382	11.90
No Documentation	712	36,864,563	9.79
Stated Income/Full Asset	423	26,238,441	6.97
No Income Verifier	363	20,808,807	5.52
Full Income/Full Asset	127	6,384,890	1.70
Limited Documentation	59	3,370,572	0.89
Stated Income/Stated Asset	41	2,744,000	0.73
No Income/No Asset	4	294,619	0.08
Full Income/Stated Asset	7	256,181	0.07
Total:	6,457	$376,674,430	100.00%

FICO Score for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
575 - 599	30	$1,393,503	0.37%
600 - 624	156	8,614,162	2.29
625 - 649	633	36,554,953	9.70
650 - 674	1,055	62,923,568	16.71
675 - 699	1,448	86,110,442	22.86
700 - 724	1,141	66,715,869	17.71
725 - 749	940	53,001,952	14.07
750 - 774	626	36,736,562	9.75
775 - 799	354	20,194,038	5.36
800 - 824	73	4,392,453	1.17
825 - 849	1	36,928	0.01
Total:	6,457	$376,674,430	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	4,970	$283,724,276	75.32%
Refinance - Cashout	1,138	74,606,179	19.81
Refinance - Rate Term	349	18,343,976	4.87
Total:	6,457	$376,674,430	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	4,312	$284,977,667	75.66%
Investment	1,852	74,436,027	19.76
Second Home	293	17,260,737	4.58
Total:	6,457	$376,674,430	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Prepayment Penalty Months of the Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
None	5,066	$288,683,299	76.64%
6	30	1,993,452	0.53
12	134	9,373,454	2.49
24	603	39,736,043	10.55
36	620	36,705,595	9.74
60	4	182,588	0.05
Total:	6,457	$376,674,430	100.00%

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
American Home Mortgage Corp.	1,271	$80,644,110	21.41%
Residential Funding Company, LLC	1,668	78,521,877	20.85
Other	3,518	217,508,443	57.74
Total:	6,457	$376,674,430	100.00%

Group I Mortgage Loan Characteristics
The average principal balance of the Group I Mortgage Loans at origination was approximately $45,422. No Group I Mortgage Loan had a principal balance at origination greater than approximately $200,000 or less than approximately $10,000. The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $45,244. No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $199,931 or less than approximately $382.

The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 6.500% per annum to approximately 16.375% per annum, and the weighted average Mortgage Rate was approximately 11.025% per annum.

The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 94.52%. At origination, no Group I Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 33.12%.

The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 199 months as of the Cut-off Date. None of the Group I Mortgage Loans will have a first due date prior to February 1, 2006 or after March 1, 2007 or will have a remaining term to stated maturity of less than 116 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is February 1, 2037.

As of the Cut-off Date, the weighted average FICO Score for the Group I Mortgage Loans that were scored is approximately 684. No Group I Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 836 or less than 578.

The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Group I Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 10 Year	1	$34,077	0.05%
Fixed - 15 Year	59	2,493,240	3.71
Fixed - 20 Year	13	419,388	0.62
Fixed - 25 Year	4	198,670	0.30
Fixed - 25 Year IO	17	687,953	1.02
Fixed - 30 Year	166	7,496,942	11.14
Fixed - 30 Year IO	9	427,200	0.63
Balloon - 15/30	1,215	55,346,398	82.27
Balloon - 15/30 IO	2	129,000	0.19
Balloon - 30/40	1	45,095	0.07
Total:	1,487	$67,277,963	100.00%

Lien Priority of the Group I Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Second Lien	1,487	$67,277,963	100.00%
Total:	1,487	$67,277,963	100.00%

Principal Balances of the Group I Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01 - 50,000.00	1,011	$33,688,881	49.88%
50,000.01 - 100,000.00	444	29,566,155	43.77
100,000.01 - 150,000.00	26	3,219,806	4.77
150,000.01 - 200,000.00	6	1,068,360	1.58
Total:	1,487	$67,543,202	100.00%

Principal Balances of the Group I Mortgage Loans
as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	1,013	$33,662,147	50.03%
50,000.01 - 100,000.00	442	29,336,219	43.60
100,000.01 - 150,000.00	26	3,212,558	4.78
150,000.01 - 200,000.00	6	1,067,039	1.59
Total:	1,487	$67,277,963	100.00%

Geographic Distribution of the Mortgaged Properties of the Group I Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	206	$12,079,967	17.96%
Florida	122	5,296,815	7.87
Arizona	117	4,860,123	7.22
Oregon	77	3,752,548	5.58
Nevada	77	3,746,995	5.57
Washington	64	3,562,231	5.29
Illinois	80	3,464,966	5.15
Colorado	70	3,235,322	4.81
Maryland	53	2,770,352	4.12
Virginia	52	2,659,301	3.95
Minnesota	51	2,194,637	3.26
Massachusetts	31	1,833,481	2.73
Michigan	50	1,518,282	2.26
Georgia	42	1,513,874	2.25
North Carolina	38	1,413,670	2.10
Missouri	34	1,118,320	1.66
New York	17	1,094,884	1.63
Utah	28	1,080,643	1.61
Connecticut	25	1,071,615	1.59
Texas	33	986,657	1.47
New Jersey	18	877,584	1.30
Ohio	23	663,049	0.99
Pennsylvania	19	584,983	0.87
Idaho	13	526,137	0.78
Hawaii	4	502,705	0.75
Wisconsin	19	500,267	0.74
Rhode Island	10	482,984	0.72
South Carolina	12	449,459	0.67
Kansas	10	366,587	0.54
Indiana	12	348,154	0.52
Louisiana	11	311,532	0.46
New Hampshire	7	281,230	0.42
Kentucky	9	259,701	0.39
Maine	8	248,885	0.37
Montana	5	199,037	0.30
Alaska	4	197,350	0.29
Alabama	6	173,664	0.26
New Mexico	5	158,009	0.23
West Virginia	3	142,599	0.21
Tennessee	5	133,835	0.20
Delaware	3	117,455	0.17
Mississippi	2	116,619	0.17
Nebraska	4	89,200	0.13
Oklahoma	2	84,030	0.12
Wyoming	2	57,885	0.09
North Dakota	1	52,888	0.08
Arkansas	1	38,547	0.06
Vermont	1	37,983	0.06
Iowa	1	20,921	0.03
Total:	1,487	$67,277,963	100.00%

Mortgage Rates of the Group I Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.500 - 6.999	4	$212,556	0.32%
7.000 - 7.499	14	588,024	0.87
7.500 - 7.999	26	1,450,657	2.16
8.000 - 8.499	36	1,758,057	2.61
8.500 - 8.999	63	2,947,289	4.38
9.000 - 9.499	81	3,314,047	4.93
9.500 - 9.999	190	8,882,110	13.20
10.000 - 10.499	151	6,865,358	10.20
10.500 - 10.999	236	10,879,270	16.17
11.000 - 11.499	123	5,264,892	7.83
11.500 - 11.999	134	5,988,011	8.90
12.000 - 12.499	95	4,286,212	6.37
12.500 - 12.999	121	5,862,621	8.71
13.000 - 13.499	75	3,056,785	4.54
13.500 - 13.999	57	2,255,107	3.35
14.000 - 14.499	36	1,816,819	2.70
14.500 - 14.999	24	1,053,079	1.57
15.000 - 15.499	7	278,487	0.41
15.500 - 15.999	9	390,699	0.58
16.000 - 16.499	5	127,882	0.19
Total:	1,487	$67,277,963	100.00%
Original Term of the Group I Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
120	1	$34,077	0.05%
180	1,276	57,968,638	86.16
240	13	419,388	0.62
300	21	886,623	1.32
360	176	7,969,237	11.85
Total:	1,487	$67,277,963	100.00%

Remaining Term to Stated Maturity of
the Group I Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
61 - 120	1	$34,077	0.05%
121 - 180	1,276	57,968,638	86.16
181 - 240	13	419,388	0.62
241 - 300	21	886,623	1.32
301 - 360	176	7,969,237	11.85
Total:	1,487	$67,277,963	100.00%

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	1,018	$44,763,975	66.54%
PUD	249	12,775,144	18.99
Condominium	147	5,962,650	8.86
2-4 Family	66	3,411,615	5.07
Townhouse	7	364,579	0.54
Total:	1,487	$67,277,963	100.00%

Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	8	$455,644	0.68%
50.01 - 55.00	3	168,637	0.25
55.01 - 60.00	11	619,101	0.92
60.01 - 65.00	6	277,623	0.41
65.01 - 70.00	14	782,810	1.16
70.01 - 75.00	14	750,060	1.11
75.01 - 80.00	43	2,147,733	3.19
80.01 - 85.00	72	2,786,392	4.14
85.01 - 90.00	245	8,705,172	12.94
90.01 - 95.00	223	10,372,923	15.42
95.01 - 100.00	848	40,211,869	59.77
Total:	1,487	$67,277,963	100.00%

Documentation Type of the Group I Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	563	$25,441,829	37.82%
Full Documentation	268	11,785,981	17.52
No Ratio	234	11,127,130	16.54
No Documentation	166	6,972,467	10.36
Stated Income/Full Asset	108	5,107,813	7.59
Full Income/Full Asset	63	2,852,858	4.24
No Income Verifier	56	2,781,075	4.13
Limited Documentation	17	660,455	0.98
Stated Income/Stated Asset	7	418,744	0.62
Full Income/Stated Asset	5	129,611	0.19
Total:	1,487	$67,277,963	100.00%

FICO Score for the Group I Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
575 - 599	18	$652,193	0.97%
600 - 624	75	3,218,663	4.78
625 - 649	256	11,633,383	17.29
650 - 674	363	16,235,501	24.13
675 - 699	314	13,829,715	20.56
700 - 724	181	8,694,371	12.92
725 - 749	144	6,853,962	10.19
750 - 774	76	3,694,617	5.49
775 - 799	51	2,021,750	3.01
800 - 824	8	406,881	0.60
825 - 849	1	36,928	0.05
Total:	1,487	$67,277,963	100.00%

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Refinance - Cashout	680	$34,082,858	50.66%
Purchase	599	24,998,441	37.16
Refinance - Rate Term	208	8,196,663	12.18
Total:	1,487	$67,277,963	100.00%

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	1,487	$67,277,963	100.00%
Total:	1,487	$67,277,963	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Prepayment Penalty Months of the Group I Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,100	$49,471,530	73.53%
6	2	79,090	0.12
12	27	1,526,610	2.27
24	182	8,587,490	12.76
36	175	7,560,335	11.24
60	1	52,908	0.08
Total:	1,487	$67,277,963	100.00%

Originator of the Group I Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Residential Funding Company, LLC	330	$14,357,817	21.34%
American Home Mortgage Corp.	301	14,079,895	20.93
Other	856	38,840,250	57.73
Total:	1,487	$67,277,963	100.00%

Group II Mortgage Loan Characteristics

The average principal balance of the Group II Mortgage Loans at origination was approximately $62,464. No Group II Mortgage Loan had a principal balance at origination greater than approximately $500,000 or less than approximately $10,000. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $62,253. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $498,510 or less than approximately $930.

The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 6.875% per annum to approximately 20.625% per annum, and the weighted average Mortgage Rate was approximately 11.752% per annum.

The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 96.90%. At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 40.00%.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 203 months as of the Cut-off Date. None of the Group II Mortgage Loans will have a first due date prior to January 1, 2006 or after March 1, 2007 or will have a remaining term to stated maturity of less than 116 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is February 1, 2037.

As of the Cut-off Date, the weighted average FICO Score for the Group II Mortgage Loans that were scored is approximately 705. No Group II Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 818 or less than 578.

The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Group II Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 10 Year	1	$51,951	0.02%
Fixed - 15 Year	98	3,294,064	1.06
Fixed - 20 Year	20	831,454	0.27
Fixed - 25 Year IO	27	1,499,996	0.48
Fixed - 30 Year	740	41,561,866	13.43
Fixed - 30 Year IO	53	4,199,455	1.36
Balloon - 15/30	4,024	257,343,006	83.18
Balloon - 15/30 IO	3	204,700	0.07
Balloon - 30/40	4	409,973	0.13
Total:	4,970	$309,396,467	100.00%

Lien Priority of the Group II Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Second Lien	4,970	$309,396,467	100.00%
Total:	4,970	$309,396,467	100.00%

Principal Balances of the Group II Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01 - 50,000.00	2,436	$76,514,888	24.65%
50,000.01 - 100,000.00	1,840	131,820,626	42.46
100,000.01 - 150,000.00	497	60,218,364	19.40
150,000.01 - 200,000.00	130	22,932,721	7.39
200,000.01 - 250,000.00	31	7,084,560	2.28
250,000.01 - 300,000.00	16	4,394,990	1.42
300,000.01 - 350,000.00	9	3,025,900	0.97
350,000.01 - 400,000.00	8	3,100,651	1.00
400,000.01 - 450,000.00	2	853,550	0.27
450,000.01 - 500,000.00	1	500,000	0.16
Total:	4,970	$310,446,250	100.00%

Principal Balances of the Group II Mortgage Loans
as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	2,442	$76,391,725	24.69%
50,000.01 - 100,000.00	1,837	131,431,131	42.48
100,000.01 - 150,000.00	495	59,907,006	19.36
150,000.01 - 200,000.00	129	22,737,192	7.35
200,000.01 - 250,000.00	31	7,072,300	2.29
250,000.01 - 300,000.00	16	4,390,330	1.42
300,000.01 - 350,000.00	9	3,020,912	0.98
350,000.01 - 400,000.00	8	3,095,114	1.00
400,000.01 - 450,000.00	2	852,247	0.28
450,000.01 - 500,000.00	1	498,510	0.16
Total:	4,970	$309,396,467	100.00%

Geographic Distribution of the Mortgaged Properties of the Group II Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	1,038	$95,966,837	31.02%
Florida	549	33,398,237	10.79
Nevada	303	20,389,721	6.59
Arizona	323	19,975,918	6.46
Texas	462	16,318,817	5.27
Virginia	160	11,515,270	3.72
Illinois	188	10,300,832	3.33
Maryland	142	10,186,453	3.29
New York	122	9,381,419	3.03
Washington	124	7,969,937	2.58
Minnesota	146	7,392,747	2.39
Colorado	123	6,269,209	2.03
Utah	104	5,460,334	1.76
North Carolina	134	5,260,462	1.70
New Jersey	66	4,782,801	1.55
Oregon	81	4,774,569	1.54
Georgia	127	4,745,058	1.53
Massachusetts	58	4,043,431	1.31
Connecticut	48	3,439,616	1.11
Michigan	83	2,973,429	0.96
Idaho	39	2,199,972	0.71
Ohio	61	2,177,584	0.70
South Carolina	48	2,148,290	0.69
District of Columbia	21	1,886,093	0.61
Pennsylvania	52	1,672,916	0.54
Missouri	52	1,646,035	0.53
Hawaii	10	1,503,944	0.49
New Mexico	33	1,358,567	0.44
New Hampshire	17	1,110,054	0.36
Wisconsin	28	1,067,668	0.35
Louisiana	26	875,474	0.28
Indiana	29	789,388	0.26
Tennessee	25	750,015	0.24
West Virginia	10	643,312	0.21
Kentucky	13	630,959	0.20
Rhode Island	10	570,766	0.18
Arkansas	13	567,914	0.18
Oklahoma	21	473,647	0.15
Alaska	7	433,810	0.14
Maine	11	408,795	0.13
Delaware	9	316,143	0.10
Iowa	10	296,269	0.10
Alabama	11	275,307	0.09
Kansas	11	242,804	0.08
Montana	4	230,099	0.07
Vermont	3	175,073	0.06
Wyoming	5	111,106	0.04
Nebraska	3	101,081	0.03
North Dakota	3	93,567	0.03
South Dakota	2	67,928	0.02
Mississippi	2	26,795	0.01
Total:	4,970	$309,396,467	100.00%

Mortgage Rates of the Group II Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6.500 - 6.999	1	$31,578	0.01%
7.000 - 7.499	15	1,053,087	0.34
7.500 - 7.999	25	1,638,002	0.53
8.000 - 8.499	44	2,671,514	0.86
8.500 - 8.999	89	7,392,921	2.39
9.000 - 9.499	153	12,781,841	4.13
9.500 - 9.999	491	29,380,697	9.50
10.000 - 10.499	344	22,579,291	7.30
10.500 - 10.999	520	39,214,055	12.67
11.000 - 11.499	380	26,678,282	8.62
11.500 - 11.999	409	27,251,488	8.81
12.000 - 12.499	456	27,295,010	8.82
12.500 - 12.999	655	39,295,189	12.70
13.000 - 13.499	406	21,657,699	7.00
13.500 - 13.999	294	14,520,258	4.69
14.000 - 14.499	220	10,533,661	3.40
14.500 - 14.999	197	11,714,540	3.79
15.000 - 15.499	94	4,876,135	1.58
15.500 - 15.999	65	3,301,623	1.07
16.000 - 16.499	30	1,719,724	0.56
16.500 - 16.999	18	993,635	0.32
17.000 - 17.499	20	719,664	0.23
17.500 - 17.999	25	995,634	0.32
18.000 - 18.499	8	463,467	0.15
18.500 - 18.999	7	443,998	0.14
19.000 - 19.499	1	51,396	0.02
19.500 - 19.999	1	56,686	0.02
20.000 - 20.499	1	23,997	0.01
20.500 - 20.999	1	61,393	0.02
Total:	4,970	$309,396,467	100.00%

Original Term of the Group II Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
120	1	$51,951	0.02%
180	4,125	260,841,770	84.31
240	20	831,454	0.27
300	27	1,499,996	0.48
360	797	46,171,295	14.92
Total:	4,970	$309,396,467	100.00%

Remaining Term to Stated Maturity of
the Group II Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
61 - 120	1	$51,951	0.02%
121 - 180	4,125	260,841,770	84.31
181 - 240	20	831,454	0.27
241 - 300	27	1,499,996	0.48
301 - 360	797	46,171,295	14.92
Total:	4,970	$309,396,467	100.00%

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	2,700	$170,237,287	55.02%
PUD	1,277	81,343,721	26.29
Condominium	473	28,542,353	9.23
2-4 Family	493	28,356,456	9.17
Townhouse	27	916,651	0.30
Total:	4,970	$309,396,467	100.00%

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	3	$306,339	0.10%
55.01 - 60.00	2	194,082	0.06
60.01 - 65.00	3	170,280	0.06
65.01 - 70.00	8	830,774	0.27
70.01 - 75.00	18	3,080,536	1.00
75.01 - 80.00	68	5,532,231	1.79
80.01 - 85.00	57	3,923,039	1.27
85.01 - 90.00	631	32,183,586	10.40
90.01 - 95.00	1,090	55,602,659	17.97
95.01 - 100.00	3,090	207,572,939	67.09
Total:	4,970	$309,396,467	100.00%

Documentation Type of the Group II Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	1,683	$114,315,605	36.95%
No Ratio	1,296	84,009,411	27.15
Full Documentation	677	33,032,401	10.68
No Documentation	546	29,892,096	9.66
Stated Income/Full Asset	315	21,130,628	6.83
No Income Verifier	307	18,027,732	5.83
Full Income/Full Asset	64	3,532,032	1.14
Limited Documentation	42	2,710,117	0.88
Stated Income/Stated Asset	34	2,325,256	0.75
No Income/No Asset	4	294,619	0.10
Full Income/Stated Asset	2	126,570	0.04
Total:	4,970	$309,396,467	100.00%

FICO Score for the Group II Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
575 - 599	12	$741,310	0.24%
600 - 624	81	5,395,500	1.74
625 - 649	377	24,921,570	8.05
650 - 674	692	46,688,067	15.09
675 - 699	1,134	72,280,727	23.36
700 - 724	960	58,021,498	18.75
725 - 749	796	46,147,990	14.92
750 - 774	550	33,041,945	10.68
775 - 799	303	18,172,288	5.87
800 - 824	65	3,985,572	1.29
Total:	4,970	$309,396,467	100.00%

Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	4,371	$258,725,834	83.62%
Refinance - Cashout	458	40,523,321	13.10
Refinance - Rate Term	141	10,147,312	3.28
Total:	4,970	$309,396,467	100.00%

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	2,825	$217,699,704	70.36%
Investment	1,852	74,436,027	24.06
Second Home	293	17,260,737	5.58
Total:	4,970	$309,396,467	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Prepayment Penalty Months of the Group II Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
None	3,966	$239,211,768	77.32%
6	28	1,914,362	0.62
12	107	7,846,844	2.54
24	421	31,148,553	10.07
36	445	29,145,260	9.42
60	3	129,680	0.04
Total:	4,970	$309,396,467	100.00%

Originator of the Group II Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
American Home Mortgage Corp.	970	$66,564,215	21.51%
Residential Funding Company, LLC	1,338	64,164,060	20.74
Other	2,662	178,668,193	57.75
Total:	4,970	$309,396,467	100.00%

Underwriting Standards

The principal Originators of the Mortgage Loans are (i) American Home Mortgage Corp. with respect to approximately 21.41% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) Residential Funding Company, LLC with respect to approximately 20.85% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date and (iii) Chapel Funding Corporation with respect to approximately 16.48% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated 10% or more of the Mortgage Loans, by aggregate outstanding principal balance as of the Cut-off Date.

The information set forth below under “American Home Mortgage Corp.” and “Residential Funding Company, LLC” has been provided by American Home Mortgage Corp. and Residential Funding Company, LLC, respectively, because 20% or more of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, have been originated by American Home Mortgage Corp. and Residential Funding Company, LLC.

American Home Mortgage Corp.

General

American Home Mortgage Corp. (“American Home”) is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home's call center. American Home operates more than 550 retail and wholesale loan production offices located in 47 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating second-lien mortgage loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of second-lien mortgage loans for the past three years:

	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Number of Loans	5,170	13,150	41,309	47,684
Principal Balance	$165,036,843	$589,714,629	$2,398,946,831	$3,044,209,795

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to second-lien mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae and Freddie Mac, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home.

American Home’s second-lien non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgage property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower combined loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home’s Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a second-lien non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by American Home’s senior underwriters. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (combined loan-to-value) of the loan amount(s) to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum combined loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower combined loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower combined loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

Residential Funding Company, LLC

General

Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding Company, LLC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC finances its operations primarily through its securitization program.

Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006. Residential Funding Company, LLC was formerly known as Residential Funding Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include “Alt-A” first lien mortgage loans. Residential Funding Company, LLC also began to acquire and service “subprime”, closed-end and revolving loans secured by second liens in 1995.

RFC Origination Experience - Size, Composition and Growth of Portfolio

The following tables set forth the aggregate principal amount and number of mortgage loans originated or acquired by Residential Funding Company, LLC for the past five years. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Volume by the Cut-off Date Principal Balance	RFC Origination Experience (By Principal Balance)
First Lien Originations	2002	2003	2004	2005	2006
Prime (1)	$24,504,734,384	$25,308,508,695	$14,204,846,086	$28,154,131,610	$51,324,836,780
Non-Prime (2)	$15,359,498,812	$27,431,842,369	$25,583,696,970	$27,090,618,909	$22,732,939,370
Total	$39,864,233,196	$52,740,351,064	$39,788,543,056	$55,244,750,519	$74,057,776,150
Prime (1)	61.47%	47.99%	35.70%	50.96%	69.30%
Non-Prime (2)	38.53%	52.01%	64.30%	49.04%	30.70%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	44.31%	3.28%	-43.87%	98.20%	82.30%
Non-Prime (2)	94.30%	78.60%	-6.74%	5.89%	-16.09%
Total	60.19%	32.30%	-24.56%	38.85%	34.05%

Volume by the Cut-off Date Principal Balance
Second Lien Originations	2002	2003	2004	2005	2006
Prime (1)	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208
Non-Prime (2)	-	-	-	-	-
Total	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	33.36%	2.19%	-7.78%	35.69%	73.36%
Non-Prime (2)	-	-	-	-	-
Total	33.36%	2.19%	-7.78%	35.69%	73.36%

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Number of loans at the Cut-off Date	RFC Origination Experience (By Number of Loans)
First Lien Originations	2002	2003	2004	2005	2006
Prime (1)	88,032	101,347	61,760	101,891	173,990
Non-Prime (2)	135,990	198,955	179,734	168,241	136,880
Total	224,022	300,302	241,494	270,132	310,870
Prime (1)	39.30%	33.75%	25.57%	37.72%	55.97%
Non-Prime (2)	60.70%	66.25%	74.43%	62.28%	44.03%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	48.53%	15.13%	-39.06%	64.98%	70.76%
Non-Prime (2)	87.21%	46.30%	-9.66%	-6.39%	-18.64%
Total	69.83%	34.05%	-19.58%	11.86%	15.08%

Number of loans at the Cut-off Date
Second Lien Originations	2002	2003	2004	2005	2006
Prime (1)	88,461	93,641	80,035	99,596	152,795
Non-Prime (2)	-	-	-	-	-
Total	88,461	93,641	80,035	99,596	152,795
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	32.05%	5.86%	-14.53%	24.44%	53.41%
Non-Prime (2)	-	-	-	-	-
Total	32.05%	5.86%	-14.53%	24.44%	53.41%

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Affiliations Among RFC Transaction Parties

The diagram below illustrates the various relationships among transaction parties affiliated with Residential Funding Company, LLC.

Underwriting Standards of Residential Funding Company, LLC

General

The underwriting standards applicable to mortgage loans acquired from Residential Funding Company, LLC include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described below if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described below, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. The underwriting standards described in the client guide with respect to mortgage loans originated under the home equity program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

The mortgage loans acquired from Residential Funding Company, LLC will have been purchased either directly or indirectly through Residential Funding Company, LLC from sellers, as described below under “Qualifications of Sellers.” These mortgage loans will have been originated generally in accordance with Residential Funding Company, LLC’s underwriting standards as described below.

Home Equity Program General Standards

Residential Funding Company, LLC’s home equity program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as LTV ratios as high as 100% and second lien status. The underwriting standards for the loans will, in most cases, conform to those published in Residential Funding Company, LLC’s Client Guide, referred to as the Guide, as modified from time to time. The home equity program may include revolving credit loans and home equity loans. The underwriting standards contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for asset-backed securities. The loans may be underwritten by Residential Funding Company, LLC or by a designated third party. In some circumstances, however, the loans may be underwritten only by the seller with little or no review performed by Residential Funding Company, LLC. See ‘‘Underwriting Guide Standards’’ and ‘‘Qualifications of Sellers’’ below. Residential Funding Company, LLC or a designated third party may perform only sample quality assurance reviews to determine whether the loans were underwritten in accordance with applicable standards.

Many of the mortgage loans have been underwritten by Residential Funding Company, LLC through the use of an automated underwriting system. For additional information regarding underwriting systems that are used by Residential Funding Company, LLC to review many of the loans that it purchases, see ‘‘Automated Underwriting’’ below.

A portion of the loans may have been purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Company, LLC from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC. Residential Funding Company, LLC will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of the loans may have been purchased from sellers who may have represented that the loans were originated under underwriting standards acceptable to Residential Funding Company, LLC.

The level of review, if any, by Residential Funding Company, LLC of any loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including factors relating to the experience and status of the seller, and factors relating to the specific loan, including:

•	the original principal balance;

•	the LTV or combined LTV ratio;

•	the loan type or loan program; and

•	the applicable credit score of the related borrower used in connection with the origination of the loan, as determined based on a credit scoring model acceptable to Residential Funding Company, LLC.

Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the loans may be originated may provide that qualification for the loan, the level of review of the loan’s documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level may depend on the borrower’s credit score. See ‘‘Underwriting Guide Standards—Credit Scores’’ below.

The underwriting standards used in negotiated transactions and master commitments may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are, in most cases, intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the value of the mortgaged property as collateral. There can be no assurance that every loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of loans underwritten under varying standards as described below will be equivalent under all circumstances.

Automated Underwriting

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Company, LLC underwrites many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information that is set forth in Residential Funding Company, LLC’s Seller Guide as the underwriting criteria that is necessary to satisfy each underwriting program.

In some cases, Residential Funding Company, LLC enters the information into the automated underwriting system using the documentation delivered to Residential Funding Company, LLC by the mortgage collateral seller. In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. If a mortgage collateral seller enters the information, Residential Funding Company, LLC will, in many cases, verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation. However, for some mortgage collateral sellers, it will only verify the information with respect to a sample of those mortgage loans.

Each automated review will either generate an approval, a rejection or a recommendation for further review. In the case of a recommendation of further review, underwriting personnel will perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will purchase the mortgage loan.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Seller Guide, which could in turn be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC’s underwriting criteria.

Underwriting Guide Standards

Loan Documentation. The following is a brief description of the underwriting standards under the home equity program described in the Guide for full documentation loan programs. Initially, a prospective borrower, other than a borrower that is a trust, is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower’s financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower’s assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower’s available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes. Under the home equity program, the borrower normally must show, among other things, a minimum of two years’ credit history reported on the credit report. The borrower normally must show that no mortgage delinquencies are thirty days or greater, in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $500 or greater prior to closing. In addition, an employment verification is obtained which may report the borrower’s current salary and contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

Certain of the mortgage loans have been originated or purchased under “full documentation” programs, which include “fast doc/reduced,” “lite doc” and “paystub.” Under a “fast doc/reduced” program, the borrower is required to provide information regarding income for a 12-month period. Under a “lite doc” program, the originator only considers the borrower’s base salary. Under a “paystub” program, a borrower is required to provide information regarding employment for a 2-year period and paystubs covering a one-month period and the originator undertakes a verification of the borrower’s employment.

The underwriting standards presented in the Guide also allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower’s own records relating to income and employment, rather than by having the originator obtain independent verifications from third parties, such as the borrower’s employer or mortgage servicer.

The underwriting standards contained in the Guide may be varied in appropriate cases, including in limited or reduced documentation programs. Certain of the mortgage loans have been originated or purchased under “reduced documentation,” “no stated income,” “no income/no asset” or “no document/no income” programs, which require less documentation and verification than do traditional “full documentation” programs. Generally, under a “reduced documentation” program, no verification of a borrower’s stated income is undertaken by the originator. Under a “no stated income” or a “no ratio” program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a “no income/no asset” program, no verification of a borrower’s income or assets is undertaken by the originator. Employment stability is a critical component in evaluation of the borrower’s continuing ability to meet obligations under these programs. Under a “no documentation/no income” program, the borrower is not required to disclose or verify income, income source or assets. If assets are stated, they must be sufficient to cover the down payment. Limited documentation programs normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower’s ability to repay the loan. For example, under Residential Funding Company, LLC’s stated income limited loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the seller is still required to perform a thorough credit underwriting of the loan. Normally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, including a relatively low combined LTV ratio or other favorable underwriting factors, must be present. The borrower’s eligibility for the program may also be determined by use of a credit scoring model.

Appraisals. In most cases, the value of the mortgaged property securing each loan will be determined by an appraisal, the purchase price of the related mortgaged property or if permitted by the Guide, a statistical valuation or the stated value. In most cases, the underwriting standards of Residential Funding Company, LLC as to the mortgage loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related mortgage loan. The mortgage loans generally were originated subject to a maximum combined LTV ratio of 100% and a maximum total monthly debt to income ratio of 55%. For two- to four- family unit properties, the appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement costs analysis based on the current cost of constructing or purchasing a similar property. There can be no assurance that the combined LTV ratio or the debt to income ratio for any mortgage loans will not increase from the levels established at origination.

Appraisals may be performed by appraisers independent from or affiliated with the depositor, Residential Funding Company, LLC or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Each appraisal is required to be dated no more than 360 days prior to the date of origination of the loan; provided that, depending on the original principal balance, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical valuation is obtained. However, appraisals, statistical valuations, or stated values will not establish that the mortgaged properties provide assurance of repayment of the loans. Title searches are undertaken in most cases, and title insurance is required on all loans with an original principal balance in excess of $200,000.

Regardless of the method of determination, the appraised value for purposes of the determination of the combined loan-to-value ratio will generally be the value that was submitted in connection with the origination of the mortgage loan. This value may have been determined at a time prior to the origination of the mortgage loan. For example, if the mortgage loan was originated at the same time, or within 24 months of, another loan secured by the same mortgaged property then the appraisal obtained in connection with the origination of the prior loan or the sales price may be used. However, none of the mortgage loans will have a stated value which will be the value of the property as stated by the related mortgagor in his or her application.

Loan-to-Value, Combined Loan-to-Value and Junior Ratios. As to each loan, LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the original principal balance, to (B) the appraised value of the related mortgaged property loan, or, if permitted by the Guide, a statistical valuation or the stated value.

As to each mortgage loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) the sum of (A) the original principal balance of the mortgage loan, and (B) any outstanding principal balance, at origination of the mortgage loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the value of the mortgaged property as determined by an appraisal or, if permitted by the origination guidelines of Residential Funding Company, LLC, the purchase price of the property, a statistical valuation, or the stated value of the property.

As to each loan, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance of the loan to the sum of (1) the original principal balance of the loan and (2) the principal balance of any related senior loan at origination of the loan.

Credit Scores. Credit scores are obtained by many lenders in connection with loan applications to help assess a borrower’s creditworthiness. In addition, credit scores may be obtained by Residential Funding Company, LLC after the origination of a loan if the seller does not provide to Residential Funding Company, LLC a current credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Although each scoring model varies, typically credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which in most cases does not correspond to the life of a loan. Furthermore, many credit scores were not developed specifically for use in connection with the types of loans described herein, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in many cases, a credit score may not take into consideration the differences between the types of loans described herein and consumer loans in general, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt-to-income ratio of the borrower. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower’s credit score would not be lower if obtained as of the date of this free writing prospectus.

Application of Underwriting Standards. Once all applicable employment, credit and property information is received, a determination is made by the original lender as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the home if applicable, such as property taxes, hazard insurance and maintenance fees or other levies assessed by a cooperative, if applicable, as well as other financial obligations, including debt service on any loan secured by a senior lien on the related mortgaged property. The monthly payment used to qualify borrowers for a closed-end loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. The loans, in most cases, do not, but may provide for negative amortization. For these loans or balloon loans, payment of the full outstanding principal balance, if any, at maturity may depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

Residential Funding Company, LLC relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant’s creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. For two- to four- family unit properties, rental income derived from the property may be considered.

Residual income is the amount of the mortgagor’s gross monthly income remaining after deducting monthly mortgage payments on the mortgage loan and all other mortgage loans secured by a senior or junior lien on the mortgaged property, and monthly debt service on debts listed on a credit report or other documentation obtained in connection with the underwriting of the mortgage loans.

The home equity program provides some limitations on the combined LTV ratio for the loans and restrictions on any related underlying first lien loan. The underwriting guidelines for the home equity program normally permit combined LTV ratio’s as high as 100%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted combined LTV ratio is 75% on owner occupied, full income documentation loans. Stated income documentation, second vacation homes, and three-to four-unit dwellings are not eligible where property values are declining. The underwriting guidelines also include restrictions based on the borrower’s debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower’s credit quality will be made based on a credit scoring model approved by Residential Funding Company, LLC. Underwriting guidelines include minimum credit score levels that may apply depending on other factors relating to the loan. The required yields for fixed-rate closed-end loans and required gross margins for revolving credit loans purchased under the home equity program, as announced from time to time, vary based on a number of factors including combined LTV ratio, original principal balance, documentation level, property type, and borrower debt-to-income ratio and credit score.

In its evaluation of loans that have twenty-four or more months of payment experience, Residential Funding Company, LLC generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated loans.

Qualifications of Sellers

Each seller of loans to Residential Funding Company, LLC, other than the Federal Deposit Insurance Corporation, or the FDIC, and investment banking firms, will have been approved by Residential Funding Company, LLC for participation in Residential Funding Company, LLC’s loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Company, LLC will consider, among other things:

•	the financial status, including the net worth, of the seller;

•	the previous experience of the seller in originating home equity, revolving credit, home improvement, manufactured housing or first loans;

•	the underwriting standards and the quality control procedures employed by the seller; and if applicable, servicing operations established by the seller.

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller’s net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller.

Additional Information Concerning the Mortgage Loans

The description in this free writing prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

YIELD ON THE CERTIFICATES

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Servicers or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 26.47% and 22.68% of the Group I Mortgage Loans and Group II Mortgage Loans, in each case by related aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this free writing prospectus, during certain periods, subject to certain delinquency triggers described in this free writing prospectus, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Special Yield Considerations

The Mortgage Rates on the Mortgage Loans are fixed and will not vary with any index. The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate (as defined under “Description of the Certificates—Glossary” in this free writing prospectus), with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

If the pass-through rates on the Class A Certificates or Mezzanine Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to in this free writing prospectus as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event). The ratings on the Class A Certificates and Mezzanine Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates from amounts received or advanced on the Mortgage Loans. In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans.

As described under “Description of the Certificates—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE-1 Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates. See “Description of the Certificates—Principal Distributions on the Certificates” in this free writing prospectus.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments. The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in March 2037. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this free writing prospectus assumes a constant prepayment rate (“CPR”) for the mortgage loans. To assume 35% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay in accordance with the prepayment model or any other rate. We refer to the prepayment model herein as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of CPR, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Mortgage Pool consists of 187 assumed mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in March 2007; (iii) the Mortgage Loans prepay at the percentages of CPR indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Servicers, the Master Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in March 2007, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in February 2007, and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on March 2, 2007; (x) One-Month LIBOR remains constant at 5.3200% per annum; (xi) rate at which the fee payable to each Servicer is calculated is assumed to be equal to 0.5000% per annum, the rate at which the fee payable to the Master Servicer is calculated is assumed to be equal to 0.015% per annum and the rate at which the fee payable to the Credit Risk Manager is calculated is assumed to be equal to 0.0135% per annum; and (xii) the Class P Certificates have a Certificate Principal Balance equal to zero.

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Remaining Interest Only Term (months)
919,166.90	357	357	3	10.921	0
35,500.00	294	294	6	10.250	54
24,965.84	356	356	4	11.125	0
84,038.88	357	357	3	11.702	0
243,551.74	177	177	6	10.414	0
198,081.95	175	175	5	9.580	0
5,560,996.99	176	356	4	11.743	0
125,433.29	178	358	2	11.381	0
112,456.08	176	356	4	11.591	0
646,337.16	176	356	4	10.957	0
1,986,294.47	356	356	4	12.653	0
45,923.01	355	355	5	11.375	0
45,898.77	355	355	5	12.529	0
116,798.65	355	355	5	11.595	0
43,907.41	353	353	7	11.940	0
24,978.39	356	356	4	13.125	0
110,943.73	355	355	5	10.971	0
166,140.55	203	203	2	14.475	0
31,672.94	175	175	5	11.990	0
7,836,555.66	176	356	4	12.789	0
64,869.55	174	354	6	11.400	0
30,449.17	174	354	6	12.250	0
30,944.44	176	356	4	10.000	0
82,515.02	174	354	6	10.900	0
1,425,608.55	176	356	4	11.201	0
182,676.99	174	354	6	12.195	0
179,419.93	176	356	4	13.210	0
39,900.38	172	352	8	11.775	0
37,921.54	173	353	7	12.000	0
684,443.43	175	355	5	12.406	0
153,668.41	173	353	7	11.870	0
1,250,954.48	351	351	4	9.190	0
405,804.18	308	308	5	9.765	55
33,000.00	295	295	5	12.000	55
30,345.53	356	356	4	10.000	0
347,301.60	340	340	5	10.559	0
150,989.99	295	295	5	9.754	55
1,102,078.12	181	181	5	10.404	0
33,836.78	170	170	10	10.200	0
467,493.31	175	175	5	10.378	0
45,094.55	359	479	1	10.875	0
12,261,160.21	176	356	4	10.246	0
47,000.00	176	356	4	11.875	56
54,888.77	175	355	5	10.500	0
519,277.01	174	354	6	10.168	0
45,731.33	179	359	1	10.375	0
244,923.69	175	355	5	11.089	0
89,151.32	176	356	4	9.295	0
44,912.83	174	354	6	12.125	0
76,912.93	176	356	4	9.750	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Remaining Interest Only Term (months)
1,838,576.61	175	355	5	10.808	0
26,131.23	174	354	6	10.150	0
1,834,761.04	356	356	4	10.909	0
349,159.03	330	330	4	10.926	56
71,881.13	357	357	3	9.000	0
131,717.31	355	355	5	10.634	0
74,860.08	355	355	5	10.875	0
23,977.68	356	356	4	13.000	0
526,897.49	356	356	4	9.824	0
140,700.00	356	356	4	9.060	56
608,450.91	194	194	6	11.375	0
95,398.29	175	175	5	11.834	0
14,863,956.03	176	356	4	10.643	0
220,170.27	175	355	5	10.724	0
79,089.80	175	355	5	11.853	0
437,090.15	176	356	4	11.588	0
183,522.58	177	357	3	10.292	0
32,951.22	176	356	4	10.900	0
1,161,112.71	176	356	4	10.812	0
4,095,428.58	176	356	4	10.889	0
468,391.54	173	353	7	10.231	0
199,017.63	175	355	5	9.894	0
69,256.46	175	355	5	10.759	0
25,067.50	177	357	3	10.375	0
31,539.13	177	357	3	8.250	0
708,918.59	175	355	5	10.607	0
82,000.00	178	358	2	11.875	58
322,115.74	174	354	6	10.189	0
52,907.50	176	356	4	10.125	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Remaining Interest Only Term (months)
939,554.36	355	355	5	12.120	0
29,856.24	355	355	5	11.990	0
24,983.95	357	357	3	13.125	0
27,936.25	355	355	5	16.750	0
123,226.68	355	355	5	9.991	0
188,659.17	176	176	4	11.271	0
5,678,372.53	176	356	4	12.145	0
86,500.00	176	356	4	14.500	56
165,830.74	175	355	5	11.000	0
202,565.42	178	358	2	12.131	0
423,691.50	175	355	5	11.660	0
89,629.29	176	356	4	13.456	0
727,301.87	175	355	5	12.057	0
5,718,857.73	356	356	4	12.638	0
487,752.75	355	355	5	14.313	0
130,997.39	353	353	7	12.738	0
109,839.48	355	355	5	12.000	0
865,624.39	355	355	5	11.375	0
178,462.24	353	353	7	12.401	0
21,297.44	354	354	6	14.375	0
79,967.28	355	355	5	18.096	0
1,277,808.33	355	355	5	14.289	0
270,083.28	189	189	3	13.903	0
176,198.97	356	476	4	11.250	0
17,560,828.62	177	357	3	13.316	0
202,634.55	177	357	3	15.015	0
385,059.03	176	356	4	11.848	0
95,436.73	175	355	5	13.721	0
83,693.52	175	355	5	12.625	0
4,334,589.60	176	356	4	11.680	0
98,598.34	173	353	7	12.050	0
350,208.34	176	356	4	12.611	0
34,976.41	177	357	3	13.125	0
44,104.70	173	353	7	11.800	0
36,358.65	175	355	5	13.125	0
1,591,651.65	175	355	5	12.186	0
88,203.76	173	353	7	11.685	0
3,757,296.79	356	356	4	11.516	0
1,016,140.59	341	341	4	11.564	56
55,228.94	294	294	6	11.182	114
196,077.04	353	353	7	8.084	0
55,000.00	357	357	3	7.750	117
69,622.56	355	355	5	11.000	0
17,968.47	354	354	6	14.875	0
70,418.35	357	357	3	10.675	0
1,405,610.05	356	356	4	12.698	0
148,796.33	306	306	4	10.456	56
275,249.99	355	355	5	15.000	115
64,852.22	358	358	2	10.875	0
1,934,150.06	182	182	4	11.731	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Remaining Interest Only Term (months)
11,712.77	176	176	4	13.125	0
151,516.29	176	176	4	12.073	0
15,964.14	234	234	6	13.125	0
72,309,046.23	176	356	4	11.623	0
53,200.00	176	356	4	12.375	56
361,408.45	177	357	3	14.865	0
1,360,713.82	176	356	4	11.242	0
189,164.87	174	354	6	12.316	0
85,683.54	176	356	4	10.947	0
101,810.72	175	355	5	10.900	0
2,015,954.88	175	355	5	11.259	0
219,148.87	176	356	4	11.037	0
47,053.93	178	358	2	11.375	0
7,061,630.51	176	356	4	11.453	0
65,000.00	176	356	4	15.250	56
21,513,498.66	356	356	4	12.392	0
3,118,455.65	339	339	4	12.202	56
470,700.00	334	334	5	12.506	115
12,771.39	357	357	3	13.125	0
159,030.00	355	355	5	11.625	115
467,667.35	355	355	5	12.069	0
49,300.00	357	357	3	13.750	57
130,130.90	353	353	7	12.350	0
22,572.64	353	353	7	14.375	0
63,159.79	355	355	5	11.250	0
646,666.98	355	355	5	10.884	0
128,265.59	355	355	5	13.903	0
439,378.72	354	354	6	14.958	0
35,943.28	354	354	6	12.500	0
48,138.06	355	355	5	14.911	0
44,959.82	353	353	7	14.375	0
2,337,823.93	355	355	5	11.768	0
283,750.43	356	356	4	10.065	56
72,879.25	353	353	7	13.000	0
67,800.00	357	357	3	11.625	117
1,561,060.26	194	194	5	12.217	0
44,324.19	176	176	4	13.500	0
182,779.42	359	479	1	11.105	0
50,994.73	359	479	1	11.375	0
102,803,936.42	176	356	4	11.521	0
40,489.72	175	355	5	10.000	0
40,719.52	177	357	3	13.125	0
1,012,687.07	174	354	6	12.333	0
4,111,205.95	176	356	4	11.540	0
206,160.93	175	355	5	10.856	0
45,530.33	177	357	3	10.900	0
112,634.94	173	353	7	11.500	0
334,346.23	177	357	3	10.827	0
96,528.96	178	358	2	11.078	0
20,605,090.61	176	356	4	10.930	0
328,505.88	175	355	5	11.560	0
1,209,242.64	176	356	4	11.156	0

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Remaining Interest Only Term (months)
252,398.47	176	356	4	11.540	0
26,562.07	177	357	3	13.125	0
67,546.04	178	358	2	10.500	0
9,522,205.97	175	355	5	11.145	0
532,999.16	176	356	4	11.717	0
48,863.88	175	355	5	8.990	0

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR”. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates-Principal Distributions on the Certificates” in this free writing prospectus, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of CPR. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of CPR.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class A-1

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	99	72	51	37	24
February 25, 2009	98	49	19	3	0
February 25, 2010	97	31	0	0	0
February 25, 2011	96	25	0	0	0
February 25, 2012	95	19	0	0	0
February 25, 2013	94	15	0	0	0
February 25, 2014	92	12	0	0	0
February 25, 2015	90	10	0	0	0
February 25, 2016	89	8	0	0	0
February 25, 2017	86	6	0	0	0
February 25, 2018	84	5	0	0	0
February 25, 2019	81	4	0	0	0
February 25, 2020	79	3	0	0	0
February 25, 2021	75	2	0	0	0
February 25, 2022	7	0	0	0	0
February 25, 2023	6	0	0	0	0
February 25, 2024	6	0	0	0	0
February 25, 2025	6	0	0	0	0
February 25, 2026	6	0	0	0	0
February 25, 2027	5	0	0	0	0
February 25, 2028	5	0	0	0	0
February 25, 2029	5	0	0	0	0
February 25, 2030	4	0	0	0	0
February 25, 2031	4	0	0	0	0
February 25, 2032	3	0	0	0	0
February 25, 2033	2	0	0	0	0
February 25, 2034	2	0	0	0	0
February 25, 2035	1	0	0	0	0
February 25, 2036	*	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.79	3.11	1.19	0.86	0.65
Weighted Average Life in Years (1)(2)	13.55	2.94	1.19	0.86	0.65
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class A-2

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	99	72	51	37	24
February 25, 2009	99	49	20	3	0
February 25, 2010	98	31	0	0	0
February 25, 2011	97	25	0	0	0
February 25, 2012	96	20	0	0	0
February 25, 2013	95	16	0	0	0
February 25, 2014	94	12	0	0	0
February 25, 2015	93	10	0	0	0
February 25, 2016	91	8	0	0	0
February 25, 2017	89	6	0	0	0
February 25, 2018	88	5	0	0	0
February 25, 2019	85	4	0	0	0
February 25, 2020	83	3	0	0	0
February 25, 2021	80	2	0	0	0
February 25, 2022	8	0	0	0	0
February 25, 2023	8	0	0	0	0
February 25, 2024	8	0	0	0	0
February 25, 2025	7	0	0	0	0
February 25, 2026	7	0	0	0	0
February 25, 2027	7	0	0	0	0
February 25, 2028	6	0	0	0	0
February 25, 2029	6	0	0	0	0
February 25, 2030	5	0	0	0	0
February 25, 2031	5	0	0	0	0
February 25, 2032	4	0	0	0	0
February 25, 2033	3	0	0	0	0
February 25, 2034	3	0	0	0	0
February 25, 2035	2	0	0	0	0
February 25, 2036	1	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	14.29	3.13	1.19	0.87	0.66
Weighted Average Life in Years (1)(2)	13.96	2.96	1.19	0.87	0.66
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-1

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	70
February 25, 2010	100	100	86	87	70
February 25, 2011	100	80	86	87	43
February 25, 2012	100	64	86	53	19
February 25, 2013	100	51	79	29	6
February 25, 2014	100	40	51	16	0
February 25, 2015	100	32	33	6	0
February 25, 2016	100	25	21	0	0
February 25, 2017	100	20	13	0	0
February 25, 2018	100	16	6	0	0
February 25, 2019	100	12	*	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	5	0	0	0	0
February 25, 2036	2	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.12	7.07	7.19	5.24	3.66
Weighted Average Life in Years (1)(2)	16.11	6.51	4.99	3.60	2.52
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-2

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	100	46
February 25, 2011	100	80	100	28	8
February 25, 2012	100	64	59	10	4
February 25, 2013	100	51	15	5	0
February 25, 2014	100	40	9	3	0
February 25, 2015	100	32	6	0	0
February 25, 2016	100	25	4	0	0
February 25, 2017	100	20	1	0	0
February 25, 2018	100	16	0	0	0
February 25, 2019	100	12	0	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	5	0	0	0	0
February 25, 2036	*	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.11	7.07	5.49	3.97	3.13
Weighted Average Life in Years (1)(2)	16.11	6.51	5.05	3.64	2.82
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-3

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	87	18
February 25, 2011	100	80	100	18	8
February 25, 2012	100	64	23	10	4
February 25, 2013	100	51	15	5	0
February 25, 2014	100	40	9	1	0
February 25, 2015	100	32	6	0	0
February 25, 2016	100	25	4	0	0
February 25, 2017	100	20	0	0	0
February 25, 2018	100	16	0	0	0
February 25, 2019	100	12	0	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	5	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.11	7.07	4.92	3.57	2.76
Weighted Average Life in Years (1)(2)	16.11	6.51	4.54	3.28	2.55
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-4

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	33	18
February 25, 2011	100	80	56	18	8
February 25, 2012	100	64	23	10	2
February 25, 2013	100	51	15	5	0
February 25, 2014	100	40	9	0	0
February 25, 2015	100	32	6	0	0
February 25, 2016	100	25	4	0	0
February 25, 2017	100	20	0	0	0
February 25, 2018	100	16	0	0	0
February 25, 2019	100	12	0	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	5	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.10	7.07	4.71	3.41	2.62
Weighted Average Life in Years (1)(2)	16.11	6.51	4.34	3.13	2.42
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-5

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	100
February 25, 2010	100	100	100	33	18
February 25, 2011	100	80	35	18	8
February 25, 2012	100	64	23	10	0
February 25, 2013	100	51	15	5	0
February 25, 2014	100	40	9	0	0
February 25, 2015	100	32	6	0	0
February 25, 2016	100	25	*	0	0
February 25, 2017	100	20	0	0	0
February 25, 2018	100	16	0	0	0
February 25, 2019	100	12	0	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	5	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.09	7.07	4.56	3.30	2.53
Weighted Average Life in Years (1)(2)	16.11	6.51	4.21	3.03	2.34
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-6

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	92
February 25, 2010	100	100	100	33	18
February 25, 2011	100	80	35	18	8
February 25, 2012	100	64	23	10	0
February 25, 2013	100	51	15	5	0
February 25, 2014	100	40	9	0	0
February 25, 2015	100	32	6	0	0
February 25, 2016	100	25	0	0	0
February 25, 2017	100	20	0	0	0
February 25, 2018	100	16	0	0	0
February 25, 2019	100	12	0	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	5	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.09	7.07	4.47	3.24	2.48
Weighted Average Life in Years (1)(2)	16.11	6.51	4.12	2.98	2.29
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-7

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	40
February 25, 2010	100	100	100	33	18
February 25, 2011	100	80	35	18	8
February 25, 2012	100	64	23	10	0
February 25, 2013	100	51	15	3	0
February 25, 2014	100	40	9	0	0
February 25, 2015	100	32	6	0	0
February 25, 2016	100	25	0	0	0
February 25, 2017	100	20	0	0	0
February 25, 2018	100	16	0	0	0
February 25, 2019	100	12	0	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	2	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.07	7.07	4.39	3.19	2.43
Weighted Average Life in Years (1)(2)	16.11	6.51	4.06	2.94	2.25
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR

	Class M-8

	0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100
February 25, 2009	100	100	100	100	40
February 25, 2010	100	100	100	33	18
February 25, 2011	100	80	35	18	8
February 25, 2012	100	64	23	10	0
February 25, 2013	100	51	15	0	0
February 25, 2014	100	40	9	0	0
February 25, 2015	100	32	3	0	0
February 25, 2016	100	25	0	0	0
February 25, 2017	100	20	0	0	0
February 25, 2018	100	16	0	0	0
February 25, 2019	100	12	0	0	0
February 25, 2020	100	10	0	0	0
February 25, 2021	100	7	0	0	0
February 25, 2022	26	0	0	0	0
February 25, 2023	25	0	0	0	0
February 25, 2024	24	0	0	0	0
February 25, 2025	23	0	0	0	0
February 25, 2026	22	0	0	0	0
February 25, 2027	21	0	0	0	0
February 25, 2028	20	0	0	0	0
February 25, 2029	18	0	0	0	0
February 25, 2030	17	0	0	0	0
February 25, 2031	15	0	0	0	0
February 25, 2032	13	0	0	0	0
February 25, 2033	11	0	0	0	0
February 25, 2034	8	0	0	0	0
February 25, 2035	0	0	0	0	0
February 25, 2036	0	0	0	0	0
February 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	17.06	7.07	4.33	3.13	2.39
Weighted Average Life in Years (1)(2)	16.11	6.51	4.02	2.90	2.22
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)           Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3 and Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4 and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5 and Class M-4 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-3 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6 and Class M-5 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-4 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7 and Class M-6 Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-5 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-6 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9 and Class M-8 Certificates have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-7 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-8 Certificates. If the Certificate Principal Balance of the Class CE-1 Certificates and Class M-10 Certificates has been reduced to zero, the yield to maturity on the Class M-9 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-9 Certificates. If the Certificate Principal Balance of the Class CE-1 Certificates has been reduced to zero, the yield to maturity on the Class M-10 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-10 Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates are approximately 5.05%, approximately 4.95%, approximately 2.25%, approximately 2.40%, approximately 1.65%, approximately 1.35%, approximately 1.30%, approximately 1.05%, approximately 1.10%, approximately 1.20% and approximately 5.45%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this free writing prospectus under “Description of the Certificates—Allocation of Losses”, once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this free writing prospectus). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Class A Certificates and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1, Asset Backed Pass-Through Certificates will consist of sixteen classes of certificates, designated as (i) the Class A-1 Certificates; (ii) the Class A-2 Certificates (together with the Class A-1 Certificates, the “Class A Certificates”); (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class CE-1 Certificates (collectively, with the Mezzanine Certificates, the “Subordinate Certificates”); (v) the Class CE-2 Certificates; (vi) the Class P Certificates; and (vii) the Class R Certificates (also referred to in this free writing prospectus as the “Residual Certificates”). Only the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.

Distributions on the Class A Certificates and Mezzanine Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in March 2007 to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of conventional, one- to four-family, second lien, fixed-rate Mortgage Loans having original terms to maturity of not greater than approximately 30 years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $376,674,430, subject to a permitted variance of plus or minus 10%.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this free writing prospectus. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately 72.25% in the trust fund, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates evidence initial undivided interests of approximately 5.05%, approximately 4.95%, approximately 2.25%, approximately 2.40%, approximately 1.65%, approximately 1.35%, approximately 1.30%, approximately 1.05%, approximately 1.10% and approximately 1.20%, respectively, in the trust fund and the Class CE-1 Certificates evidence an initial undivided interest of approximately 5.45% in the trust fund.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS-Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the pooling and servicing agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the pooling and servicing agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Pass-Through Rates

The pass-through rate (the “Pass-Through Rate”) on the Class A-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [____]% in the case of each Distribution Date through and including the first Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund as of the last day of the related Due Period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-3 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-4 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-5 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-6 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-7 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-8 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-9 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-10 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

Glossary

“Administration Fee Rate”: With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the rate at which the fee payable to the Master Servicer is calculated and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

“Allocated Realized Loss Amount”: The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicers, the Master Servicer, the Securities Administrator, the Custodians, the Credit Risk Manager or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Mezzanine Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates - Allocation of Losses; Subordination” in this free writing prospectus and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Mezzanine Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus. The Certificate Principal Balance of the Class CE-1 Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

“Charged Off Mortgage Loan”: A Charged Off Mortgage Loan is a defaulted Mortgage Loan that the related Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent, provided that such Mortgage Loan is not a Liquidated Mortgage Loan and provided further, that the related Servicer for such Mortgage Loan has determined, based on a broker's price opinion and other relevant considerations, that no significant Subsequent Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property or that the potential Subsequent Recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount.

“Class A-1 Allocation Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-1 Principal Distribution Amount”: The Class A-1 Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 42.50% to 46.50% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class A-2 Allocation Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-2 Principal Distribution Amount”: The Class A-2 Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 42.50% to 46.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

“Class M-1 Principal Distribution Amount”: The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 52.60% to 56.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-2 Principal Distribution Amount”: The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 62.50% to 66.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-3 Principal Distribution Amount”: The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 67.00% to 71.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-4 Principal Distribution Amount”: The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 71.80% to 75.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-5 Principal Distribution Amount”: The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 75.10% to 79.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-6 Principal Distribution Amount”: The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 77.80% to 81.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-7 Principal Distribution Amount”: The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 80.40% to 84.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-8 Principal Distribution Amount”: The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 82.50% to 86.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-9 Principal Distribution Amount”: The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 84.70% to 88.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-10 Principal Distribution Amount”: The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 87.10% to 91.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Delinquency Percentage”: The Delinquency Percentage with respect to any Distribution Date is the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Properties have been converted to REO Properties and Mortgage Loans discharged due to bankruptcy) by (y) the aggregate principal balance of all of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans (net of any Prepayment Charges collected with respect to the Group I Mortgage Loans) minus any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator with respect to the Group I Mortgage Loans.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator with respect to the Group I Mortgage Loans.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans (net of any Prepayment Charges collected with respect to the Group II Mortgage Loans) minus any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator with respect to the Group II Mortgage Loans.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days which have elapsed in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Class A Certificates or Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Class A Certificates or Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the related Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Liquidated Mortgage Loan”: A Liquidated Mortgage Loan is a Mortgage Loan that was liquidated and for which the related Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to the Swap Provider.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class A-1 Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans in the related Due Period minus the fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Group I Mortgage Loans for such Distribution Date and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider and Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date) after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

(B) the Class A-2 Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the related Due Period minus the fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Group II Mortgage Loans for such Distribution Date and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider and Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

(C) the Mezzanine Certificates, is a rate per annum equal to the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Class A Certificates or Mezzanine Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such class on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Class A Certificates and Mezzanine Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

“Prepayment Period”: With respect to each Distribution Date and the Mortgage Loans serviced by (i) GMAC Mortgage, LLC, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date (or with respect to the first Distribution Date, the Cut-off Date) and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs, and (ii) Ocwen Loan Servicing, LLC (a) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date (or with respect to the first Distribution Date, the Cut-off Date) to the 15th day of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and Group II Principal Remittance Amount.

“Realized Loss”: A Realized Loss is equal to (i) with respect to a Liquidated Mortgage Loan, the unpaid principal balance of such Liquidated Mortgage Loan, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related Mortgage Loan was finally liquidated, less any liquidation proceeds received on such Liquidated Mortgage Loan (net of amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) and (ii) with respect to a Charged Off Mortgage Loan, the unpaid principal balance of such Charged Off Mortgage Loan, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related Mortgage Loan was charged off, plus amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees.

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the sum of (A) the product of (i) a percentage ranging from 4.45% to 6.45% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (B) the cumulative amount of Net Monthly Excess Cashflow paid to the Class M-9 Certificates and Class M-10 Certificates pursuant to clause ninth under “—Overcollateralization Provisions” on all prior Distribution Dates, which may be decreased as described under “—Overcollateralization Provisions” in this free writing prospectus.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Servicer Remittance Date”: With respect to any Distribution Date and the Mortgage Loans serviced by GMAC Mortgage, LLC, by 12:00 p.m. New York time on the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a Business Day, the Servicer Remittance Date for such month shall be the Business Day immediately preceding such 18th day.

With respect to any Distribution Date and the Mortgage Loans serviced by Ocwen Loan Servicing, LLC, by 12:00 p.m. New York time on the 22nd day of each month; provided that if the 22nd day of a given month is a Saturday, the Servicer Remittance Date shall be the immediately preceding business day and if the 22nd day of a given month is a Sunday or otherwise not a business day (except for Saturdays), the Servicer Remittance Date shall be the next business day.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to a percentage ranging from 52.50% to 58.50% and (ii) the first Distribution Date following the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

“Subsequent Recoveries”: As of any Distribution Date, amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss (i) with respect to a Charged Off Loan, after such Mortgage Loan has been charged off by the related Servicer or (ii) with respect to a Liquidated Mortgage Loan, after the liquidation or disposition of such defaulted Mortgage Loan, in each case net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Properties have been converted into REO Properties and Mortgage Loans discharged due to bankruptcy) by (ii) the aggregate principal balance of the Mortgage Loans, in each case as, of the last day of the previous calendar month exceeds a percentage ranging from 13.40% to 14.40% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Range of Percentages
March 2009 to February 2010	a percentage ranging from 2.55% to 3.55% plus 1/12 of 2.70% for each month thereafter
March 2010 to February 2011	A percentage ranging from 5.25% to 6.25% plus 1/12 of 1.75% for each month thereafter
March 2011 to February 2012	A percentage ranging from 7.00% to 8.00% plus 1/12 of 1.50% for each month thereafter
March 2012 to February 2013	A percentage ranging from 8.50% to 9.50% plus 1/12 of 0.50% for each month thereafter
March 2013 and thereafter	a percentage ranging from 9.00% to 10.00%

The Interest Rate Swap Agreement

HSBC Bank USA, National Association as trustee (the “Supplemental Interest Trust Trustee”) on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”), with a swap provider that has, to the extent that it is rated by each of the following rating agencies (i) a long-term credit rating of not less than A+ from S&P and (ii) a long-term credit rating or other similar rating of at least “Aa3” by Moody’s, or if the Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 from Moody’s (the “Swap Provider”). The Interest Rate Swap Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each Distribution Date, the Securities Administrator will deposit into an account held in the Supplemental Interest Trust (the “Derivative Account”), certain amounts, if any, received from the Swap Provider. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, and the Derivative Account will not be assets of any REMIC.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date commencing on the Distribution Date occurring in September 2007 and terminating immediately following the Distribution Date in February 2012 (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) a fixed rate equal to ___% per annum, (y) the Swap Notional Amount for that Distribution Date set forth in the final prospectus supplement and (z) a fraction, the numerator of which is 30, and the denominator of which is 360; and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Class A Certificates and Mezzanine Certificates, a floating amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount set forth in the final prospectus supplement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. For each Distribution Date in respect of which the Securities Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount.

The Swap Notional Amount for each Distribution Date, commencing with the Distribution Date in September 2007, will be the lesser of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates and (ii) an amount set forth on a schedule in the Interest Rate Swap Agreement for such Distribution Date (the “Swap Notional Amount”). The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in February 2012, unless terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event (each as defined below).

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default, will have occurred and be continuing with respect to the other party and (2) no “Early Termination Date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations required under the terms of the Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events) and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction);

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), will generally include the following, among others:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

•	amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the Interest Rate Swap Agreement, to do one or more of the following:

(1) obtain a substitute swap provider or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Securities Administrator (on behalf of the Supplemental Interest Trust) or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to make such payment on the related distribution date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Class A Certificates and Mezzanine Certificates to the extent described in the pooling and servicing agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Securities Administrator will use reasonable efforts to, at the direction of the depositor, appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Securities Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Securities Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Securities Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Securities Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination with respect to the Mortgage Loans will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to certificateholders; rather, the Securities Administrator will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The significance percentage of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Interest Rate Swap Agreement will provide that the Swap Provider may be replaced in certain circumstances, including the aggregate significance percentage of the Interest Rate Swap Agreement, is equal to or greater than 10%.

On each Distribution Date commencing on the Distribution Date occurring in September 2007 and ending immediately following the Distribution Date in February 2012, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this free writing prospectus, any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date in the following order of priority:

first, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount and Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

third, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”

fourth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of amounts received by the Securities Administrator in respect of the Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

seventh, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

eighth, to the Class CE-1 Certificates, any remaining amounts.

Amounts payable by the trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Offered Certificates. On each Distribution Date commencing on the Distribution Date occurring in September 2007, such amounts will be distributed by the trust to the Securities Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

(i) first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date, and

(ii) second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.

Interest Distributions on the Certificates

Holders of the Class A Certificates and Mezzanine Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A)           On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

first, commencing on the Distribution Date occurring in September 2007, to the Supplemental Interest Trust, an amount equal to (x) the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event and (y) any Net Swap Payment and Swap Termination Payment not paid pursuant to clause (x) in (B) first below;

second, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates; and

third, to the holders of the Class A-2 Certificates, the Senior Interest Distribution Amount allocable to the Class A-2 Certificates, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below.

(B)           On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

first, commencing on the Distribution Date occurring in September 2007, to the Supplemental Interest Trust, an amount equal to the (x) Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event and (y) any Net Swap Payment and Swap Termination Payment not paid pursuant to clause (x) in (A) first above;

second, to the holders of the Class A-2 Certificates, the Senior Interest Distribution Amount allocable to the Class A-2 Certificates; and

third, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C)           On each Distribution Date, following the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining will be distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to the extent of the Interest Distribution Amount allocable to each such class.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers or the Master Servicer will be allocated first, to Net Monthly Excess Cashflow and payments received under the Interest Rate Swap Agreement according to the priorities set forth under “Description of the Certificates—The Interest Rate Swap Agreement” and “—Overcollateralization Provisions” in this free writing prospectus, second, to the Class M-10 Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates and twelfth, to the Class A Certificates, on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Class A Certificates and Mezzanine Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this free writing prospectus.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Class A Certificates or Mezzanine Certificates will result and payments of Interest Carry Forward Amounts to such classes of Class A Certificates and Mezzanine Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement” in this free writing prospectus.

Except as otherwise described in this free writing prospectus, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this free writing prospectus, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Class A Certificates and Mezzanine Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined in this free writing prospectus) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this free writing prospectus) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this free writing prospectus).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A Certificates and Mezzanine Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Certificates

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Class A Certificates and Mezzanine Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates.

(A)            On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

first, commencing on the Distribution Date occurring in September 2007, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

third, to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group II Principal Distribution Amount on such Distribution Date as described below, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero.

(B)           On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

first, commencing on the Distribution Date occurring in September 2007, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero; and

third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount on such Distribution Date as described above, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

(C)            On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

(D)            On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the Supplemental Interest Trust, an amount equal to (x) the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date and (y) any Net Swap Payment and Swap Termination Payment not paid pursuant to (x) in first of clause (E) below;

second, to the holders of the Class A-1 Certificates, the Class A-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

third, to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group II Principal Distribution Amount on such Distribution Date, as described below, up to an amount equal to the amount, if any, of the Class A-2 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero.

(E)           On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the Supplemental Interest Trust, an amount equal to (x) the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date and (y) any Net Swap Payment and Swap Termination Payment not paid pursuant to (x) in first of clause (D) above;

second, to the holders of the Class A-2 Certificates, the Class A-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero; and

third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount on such Distribution Date, as described above, up to an amount equal to the amount, if any, of the Class A-1 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

(F)            On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, and (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

second, to the holders of the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class M-1 Certificates under clause first above and (y) the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

third, to the holders of the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above and to the holders of the Class M-2 Certificates under clause second above and (y) the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

fourth, to the holders of the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above and to the holders of the Class M-3 Certificates under clause third above and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

fifth, to the holders of the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above and to the holders of the Class M-4 Certificates under clause fourth above and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

sixth, to the holders of the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above and to the holders of the Class M-5 Certificates under clause fifth above and (y) the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

seventh, to the holders of the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above and to the holders of the Class M-6 Certificates under clause sixth above and (y) the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

eighth, to the holders of the Class M-8 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above and to the holders of the Class M-7 Certificates under clause seventh above and (y) the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

ninth, to the holders of the Class M-9 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above and to the holders of the Class M-8 Certificates under clause eighth above and (y) the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero; and

tenth, to the holders of the Class M-10 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above, to the holders of the Class M-8 Certificates under clause eighth above, to the holders of the Class M-9 Certificates under clause ninth above and (y) the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while any class of Class A Certificates or Mezzanine Certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.5000% per annum of the Scheduled Principal Balance of each related Mortgage Loan	The related Servicer	Mortgage Loan interest collections on the related Mortgage Loans	Monthly

Master Servicing Fee(2)	0.0150% per annum of the Scheduled Principal Balance of each Mortgage Loan	Master Servicer	Mortgage Loan interest collections	Monthly

Credit Risk Manager Fee(3)	0.0135% per annum of the Scheduled Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan interest collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	The related Servicer or Master Servicer, as applicable
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds, repurchase proceeds for that Mortgage Loan or, with respect to P&I Advances, funds held for future distribution
Time to Time

Item	Fee or Expense	Paid To	Paid From	Frequency
Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecoverable	The related Servicer or Master Servicer, as applicable	All collections on the Mortgage Loans (or, in the case of a Servicer, the related Mortgage Loans)	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the related Servicer, the Master Servicer, the Securities Administrator, the Sponsor or the Depositor in connection with any legal action relating to the pooling and servicing agreement or the certificates (4)
	The amount of the expenses, costs and liabilities incurred	The related Servicer, Master Servicer, Securities Administrator, Sponsor or Depositor, as applicable	All collections on the Mortgage Loans (or, in the case of a Servicer, the related Mortgage Loans)	Time to Time

Indemnification expenses	Amounts for which the Sponsor, the related Servicer, the Master Servicer, the Securities Administrator and the Depositor are entitled to indemnification (5)	The related Servicer, Master Servicer, Securities Administrator Sponsor or Depositor, as applicable	All collections on the Mortgage Loans (or, in the case of a Servicer, the related Mortgage Loans)	Time to Time

Indemnification expenses	Amounts for which the Trustee or a Custodian is entitled to indemnification (6)	Trustee or related Custodian, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any amounts payable by the Trustee or Master Servicer for recording of assignments of mortgages to the extent not paid by the Servicer	The amounts paid by the Trustee or Master Servicer	Trustee or Master Servicer	All collections on the Mortgage Loans	Time to Time

Item	Fee or Expense	Paid To	Paid From	Frequency
Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the Master Servicer or a Servicer
The amount of costs incurred by the Master Servicer or the Trustee in connection with the transfer of servicing to the Master Servicer or a successor servicer or by the Trustee in the event of termination the Master Servicer, to the extent not paid by the terminated Servicer or Master Servicer
		Trustee or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any expenses incurred by the Trustee or Securities Administrator in connection with a tax audit of the trust	The amount incurred by the Trustee or Securities Administrator in connection with a tax audit of the trust	Trustee and Securities Administrator	All collections on the Mortgage Loans	Time to Time

____________________________
(1)
The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders. For so long as Ocwen Loan Servicing, LLC is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.25% of the servicing fee will be paid to Ocwen Loan Servicing, LLC and 0.25% of the servicing fee will be paid to the holder of the Class CE-2 Certificate. For so long as GMAC Mortgage, LLC is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.24% of the servicing fee will be paid to GMAC Mortgage, LLC and 0.26% of the servicing fee will be paid to the holder of the Class CE-2 Certificate

(2)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.
(3)	The credit risk manager fee is paid on a first priority basis from collection allocable to interest on the Mortgage Loans, prior to distributions to Certificateholders.
(4)	The Master Servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.
(5)	See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.
(6)	See “The Trustee“ and “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section and overcollateralization, as described under “—Overcollateralization Provisions” in this free writing prospectus.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the Class M-1 Certificates will be senior to the rights of holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (ii) the rights of the holders of the Class M-2 Certificates will be senior to the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (iii) the rights of the holders of the Class M-3 Certificates will be senior to the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (iv) the rights of the holders of the Class M-4 Certificates will be senior to the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (v) the rights of the holders of the Class M-5 Certificates will be senior to the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (vi) the rights of the holders of the Class M-6 Certificates will be senior to the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (vii) the rights of the holders of the Class M-7 Certificates will be senior to the rights of the holders of the Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (viii) the rights of the holders of the Class M-8 Certificates will be senior to the rights of the holders of the Class M-9, Class M-10 and Class CE-1 Certificates, (ix) the rights of the holders of the Class M-9 Certificates will be senior to the rights of the holders of the Class M-10 Certificates and Class CE-1 Certificates and (x) the rights of the holders of the Class M-10 Certificates will be senior to the rights of the holders of the Class CE-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

Overcollateralization Provisions

The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate and the amount, expressed as a per annum rate, of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The pooling and servicing agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.

With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, owed to such holders, to be paid as part of the Principal Distribution Amount;

second, concurrently, to the holders of the Class A-1 Certificates and Class A-2 Certificates, on a pro rata basis based on the entitlement of each such class, in an amount equal to the Senior Interest Distribution Amount remaining undistributed;

third, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Distribution Amount and Interest Carry Forward Amount allocable to each such class;

fourth, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such class;

fifth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

sixth, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to each such certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

seventh, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Class A Certificates and Mezzanine Certificates exceeds any amounts in the Reserve Fund that were not distributed on prior Distribution Dates;

eighth, commencing on the Distribution Date occurring in September 2007, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

ninth, to pay to the Class M-9 Certificates and Class M-10 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, 60% of the amount of any Net Monthly Excess Cashflow remaining after payments pursuant to clauses first through eighth above, in reduction of the certificate principal balance of each such class, until reduced to zero;

tenth, to the holders of the Class P Certificates and Class CE-1 Certificates as provided in the Pooling and Servicing Agreement; provided, however, that the Certificate Principal Balance of the Class P Certificates will not be reduced until the Distribution Date following the expiration of the latest prepayment charge term with respect to the Mortgage Loans; and

eleventh, to the holders of the Residual Certificates, any remaining amounts.

On each Distribution Date, any amounts deposited in the Reserve Fund from the Net Monthly Excess Cashflow will be distributed:

first, concurrently, (i) to the holders of the Class A-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution and (ii) to the holders of the Class A-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and

second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates by an amount equal to approximately $20,531,330 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE-1 Certificates. This amount represents approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the pooling and servicing agreement. Under the pooling and servicing agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.” In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A Certificates and Mezzanine Certificates. In the event of an overcollateralization deficiency, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Class A Certificates and Mezzanine Certificates in reduction of the Certificate Principal Balances of the Offered Certificates. These payments have the effect of accelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to the sum of (A) a percentage ranging from 8.90% to 12.90% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period, and (B) two times the cumulative amount of Net Monthly Excess Cashflow paid to the Class M-9 Certificates and Class M-10 Certificates pursuant to clause ninth above on all prior Distribution Dates, subject to a floor equal to the product (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on the related Distribution Date shall be distributed to the holders of the Class CE-1 Certificates pursuant to the priorities set forth above.

With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

The Class P Certificates

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the Distribution Date occurring after the expiration of the latest Prepayment Charge term on the Mortgage Loans, the Securities Administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from Net Monthly Excess Cashflow pursuant to clause eighth under “Description of the Certificates—Overcollateralization Provisions” above.

Allocation of Losses; Subordination

With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Mortgage Loan. With respect to any defaulted Mortgage Loan that is charged off, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, plus interest thereon from the date on which interest was last paid through the last day of the month in which the related Mortgage Loan was charged off, plus amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees. The amount of loss realized and any Bankruptcy Losses are referred to in this free writing prospectus as “Realized Losses.” In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the related Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the related Servicer or the Master Servicer out of any funds in the collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date: first, to Net Monthly Excess Cashflow and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement and available for that purpose, second, to the Class CE-1 Certificates, third, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, fourth, to the Class M-9 Certificates until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, fifth, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, sixth, to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero, seventh, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero, eighth, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero, ninth, to the Class M-4 Certificates until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, tenth, to the Class M-3 Certificates until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero, eleventh, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and twelfth, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

Except as described below, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement” above.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that a Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this free writing prospectus and the Certificate Principal Balance of each class of Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of such certificate, and only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder and the Depositor a statement generally setting forth, among other information:

1.           the applicable Interest Accrual Periods and general Distribution Dates;

2.           with respect to each loan group, the total cash flows received and the general sources thereof;

3.           the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.           with respect to each loan group, the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

5.           with respect to each loan group, the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement in the aggregate;

6.           with respect to each loan group, the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates (if any);

7.           with respect to each loan group, the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

8.           with respect to each loan group, the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

9.           the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

10.           with respect to each loan group, the aggregate amount of advances included in the distributions on the Distribution Date (including the general purpose of such advances);

11.           with respect to each loan group, the number and aggregate principal balance of any Mortgage Loans (not including any Liquidated Mortgage Loans as of the end of the Prepayment Period) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

12.           with respect to each loan group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.           with respect to each loan group and any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

14.           with respect to each loan group, whether the Stepdown Date has occurred and whether a Trigger Event is in effect;

15.           with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

16.           with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

17.           with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in such loan group;

18.           with respect to each loan group, the amount of the Prepayment Charges remitted by the Servicer; and

20.           the amount of any Net Swap Payment payable to the trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any related Swap Termination Payment payable to the Swap Provider.

On each Distribution Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case, as prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE ORIGINATORS

The primary originators of the Mortgage Loans are (i) American Home Mortgage Corp. with respect to approximately 21.41% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) Residential Funding Company, LLC with respect to approximately 20.85% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date and (iii) Chapel Funding Corporation with respect to approximately 16.48% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated 10% or more of the Mortgage Loans, by aggregate outstanding principal balance as of the Cut-off Date.

For a description of the underwriting guidelines applicable to the Mortgage Loans originated by American Home Mortgage Corp. and Residential Funding Company, LLC, and certain other information with respect to these entities, see “Underwriting Standards” in this free writing prospectus.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

The assets of the ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1 will consist of the Mortgage Loans and certain related assets.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1’s fiscal year end is December 31.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

After issuance and registration of the securities contemplated in this free writing prospectus, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through September 30, 2006, the Sponsor has purchased over $25 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305	12,139	3,702,747,571
Alt-A/Alt-B Fixed	----	----	17,892	3,361,707,721	14,182	2,855,024,224
Alt-A Mixed	----	----	----	----	3,602	947,810,575
Prime ARM	3,612	1,096,433,033	----	----	----	----
Prime Fixed	5,275	986,186,740	----	----	----	----
Scratch & Dent/Reperf	1,376	135,671,795	4,913	500,710,103	1,807	315,271,319
Seconds	----	----	5,227	258,281,341	36,822	2,082,515,320
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416	76,110	14,071,814,009
Seasoned	----	----	1,827	165,210,069	----	----
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955	144,662	23,975,183,018

SERVICING OF THE MORTGAGE LOANS

General

Primary servicing of the Mortgage Loans will be provided by Ocwen Loan Servicing, LLC or its successor (“Ocwen” or a “Servicer”) with respect to approximately 23.53% of the Mortgage Loans and GMAC Mortgage, LLC (“GMAC” or a “Servicer”) with respect to approximately 76.47% of the Mortgage Loans. Ocwen and GMAC will service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement. The Master Servicer will be required to monitor each Servicer’s performance under the Pooling and Servicing Agreement and, in the event of a default by a Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the related Servicer.

Ocwen Loan Servicing, LLC

The information set forth in the following paragraphs has been provided to the Depositor by Ocwen because Ocwen is servicing more than 20% of the Mortgage Loans.

Ocwen, a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of September 30, 2006, OCN had approximately $1.913 billion in assets, including $192.2 million of cash, approximately $1.374 billion in liabilities and approximately $537.2 million in equity. For the quarter ended September 30, 2006, OCN’s net income was approximately $17.0 million, as compared to approximately $159.1 million (including a tax benefit of $141.7 million) reported for the quarter ended June 30, 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings. Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc. On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive. Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS. Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations. Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of September 30, 2006, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $50.8 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2002	Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of September 30, 2006

$26,356,007	$30,551,242	$28,367,753	$37,424,696	$39,232,629

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2003				As of December 31, 2004
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	256,891	$30,551,242	100.00%	100.00%	237,985	$28,367,753	100.00%	100.00%
Period of Delinquency(1)
30-59 days	10,662	$1,117,125	4.15%	3.66%	11,251	$1,127,427	4.73%	3.97%
60-89 days	4,595	$488,900	1.79%	1.60%	5,066	$515,826	2.13%	1.82%
90 days or more	24,050	$2,341,837	9.36%	7.67%	26,459	$2,545,313	11.12%	8.97%
Total Delinquent Loans	39,307	$3,947,862	15.30%	12.92%	42,776	$4,188,566	17.97%	14.77%
Loans in Foreclosure(2)	9,800	$1,057,710	3.81%	3.46%	9,599	$975,961	4.03%	3.44%

	As of December 31, 2005				As of September 30, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	304,153	$37,424,696	100.00%	100.00%	299,223	$39,232,629	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,854	$1,678,284	5.21%	4.48%	15,995	$1,936,476	5.35%	4.94%
60-89 days	7,701	$773,139	2.53%	2.07%	9,021	$1,101,279	3.01%	2.81%
90 days or more	34,669	$3,336,423	11.40%	8.92%	39,611	$4,411,617	13.24%	11.24%
Total Delinquent Loans	58,224	$5,787,845	19.14%	15.47%	64,627	$7,449,371	21.60%	18.99%
Loans in Foreclosure(2)	9,057	$924,118	2.98%	2.47%	12,413	$1,629,316	4.15%	4.15%
__________________________________

(1)	Includes 24,210 loans totaling $2,488,223 for September 30, 2006, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005		As of September 30, 2006
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	256,891	$30,551,242	237,985	$28,367,753	304,153	$37,424,696	299,223	$39,232,629
Foreclosed Loans(1)	4,849	$437,510	4,858	$439,890	4,475	$390,412	5,397	$548,618
Foreclosure Ratio(2)	1.89%	1.43%	2.04%	1.55%	1.47%	1.04%	1.80%	1.40%
____________________________

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006

Total Portfolio(1)	$30,551,242	$28,367,753	$37,424,696	$39,232,629
Net Gains/(Losses)(2)(3)	$(249,516)	$(348,145)	$(406,451)	$(406,360)
Net Gains/(Losses) as a Percentage of Total Portfolio	(0.82)%	(1.23)%	(1.09)%	(1.04)%
____________________________

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($133,613) as of September 30, 2006 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated as a servicer in any other residential mortgage backed securities transactions due to a servicer default. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the Pooling and Servicing Agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the Pooling and Servicing Agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there has been no material changes in Ocwen’s servicing policies and procedures.

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

In addition, GMAC Mortgage, LLC purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC, LLC, and which is an affiliate of GMAC Mortgage, LLC. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage, LLC’s underwriting standards described below.

The diagram below illustrates the ownership structure among certain parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans.	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans.	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans.	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when GMAC Mortgage, LLC has determined that it has received all payments or cash recoveries which GMAC Mortgage, LLC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.

Servicing and Other Compensation and Payment of Expenses

The Servicers will provide customary servicing functions with respect to the Mortgage Loans. Among other things, each Servicer is obligated under some circumstances to make P&I Advances with respect to the related Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, each Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement.

As to any Mortgage Loan that becomes 120 days delinquent, the Servicer of such Mortgage Loan will be required to obtain a broker’s price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker’s price opinion, the related Servicer will determine whether a significant Subsequent Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the related Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making P&I Advances, such Servicer will not be entitled to servicing fees (except as otherwise provided in the Pooling and Servicing Agreement) and the Mortgage Loan will be treated as a Charged Off Mortgage Loan giving rise to a Realized Loss. If the related Servicer determines that such Subsequent Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, such Servicer may continue making P&I Advances and will be required to notify the Credit Risk Manager of such decision.

The Sponsor has the right to transfer the servicing of the Mortgage Loans serviced by the Servicers to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors—The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus.

The principal compensation to be paid to each Servicer in respect of the servicing activities performed by such Servicer will be a servicing fee (the “Servicing Fee”), as set forth under “Description of the Certificates—Table of Fees and Expenses”, calculated using a per annum rate multiplied by the Scheduled Principal Balance of each Mortgage Loan serviced by such Servicer, in this free writing prospectus. Amounts collected or advanced in respect of interest on the Mortgage Loans each month will be remitted by the related Servicer to the Master Servicer net of the Servicing Fee payable to such Servicer for such month. As a result of the Sponsor’s continued ownership of the servicing rights, the Servicer’s net compensation for performing the servicing activities will resemble that of a subservicer. Since the Servicing Fee payable to each Servicer is less than 1/12 of 0.50% multiplied by the Scheduled Principal Balance of each Mortgage Loan serviced by such Servicer, the amount of such excess Servicing Fee will be distributed to the Class CE-2 Certificateholder on each Distribution Date. If servicing is transferred from a Servicer to a qualified successor pursuant to the Pooling and Servicing Agreement, the Servicing Fee payable to any successor to a Servicer shall be calculated using a per annum rate equal to 0.50%. Notwithstanding that the fee payable to each Servicer is based on a per annum rate that is less than 0.50%, the Servicers have agreed to service and administer the related Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

As additional servicing compensation, the Servicers are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related Mortgage Loans (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any related escrow account.

The Servicers are entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related Mortgage Loans. Each Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement. See “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

Payments on Mortgage Loans; Deposits to Collection Account

Each Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by a Servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the related Servicer will deposit such amounts in the related Collection Account. Amounts so deposited by the Servicers may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in a Collection Account shall be for the benefit of the related Servicer.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)            general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)            commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)            certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)            guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)            repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)            securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)            interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)            short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)            such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on such Mortgage Loans. Each Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans serviced by such Servicer and received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month; provided, however that the obligation of the Servicers to remit the amount of any shortfall in interest resulting from a principal prepayment in full on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined in this free writing prospectus) payable to such Servicer for the related Due Period. The Servicers will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the compensation payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Mortgage Loans (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicers (“Compensating Interest”) or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—Interest Distributions on the Certificates” and “— Overcollateralization Provisions” in this free writing prospectus. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

Advances

Subject to the limitations set forth in the following paragraph, the Servicers will be obligated to advance or cause to be advanced on or before the related Servicer Remittance Date its own funds, or funds in the related Collection Account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the Servicing Fees). These advances are referred to in this free writing prospectus as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws. All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the related Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer or the Master Servicer out of any funds in the related Collection Account prior to the distributions on the certificates. In addition, Ocwen may, as provided in the Pooling and Servicing Agreement, withdraw from the Collection Account funds that are not included in the Available Distribution Amount for the Distribution Date to reimburse itself for outstanding P&I Advances; provided that such amounts used by Ocwen to reimburse itself for outstanding P&I Advances shall be replaced by Ocwen by deposit in the Collection Account no later than the Servicer Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. In the event that any Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the related Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In addition, each Servicer will be obligated to advance or cause to be advanced, from time to time, its own funds, or funds in the related Collection Account that are not included in the Available Distribution Amount for the Distribution Date, as servicing advances pursuant to the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicers will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the related Servicer determines that the advance would not be recoverable. In no event will the Servicers be obligated to advance the balloon payment due on any Balloon Loan.

Upon an Event of Default by a Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate such Servicer and appoint, or under circumstances if Ocwen is the defaulting Servicer, Ocwen or its designee may appoint. a successor servicer. Such successor servicer must meet the requirements for successor servicers under the Pooling and Servicing Agreement (including receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates in accordance with the terms and conditions of the Pooling and Servicing Agreement). See “Certain Matters Regarding Ocwen Loan Servicing, LLC as Servicer” in this free writing prospectus.

The Pooling and Servicing Agreement also provides that the Servicers may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of such Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the related Servicer. The Pooling and Servicing Agreement also provides that a Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the related Servicer to be in the best interest of the certificateholders, the related Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, a Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the related Servicer’s standards and may be implemented only by the related Servicer for that purpose. Pursuant to the terms of the Pooling and Servicing Agreement, unless a Mortgage Loan is in default or such default is reasonably foreseeable, no servicing modification with respect to a Mortgage Loan will have the effect of (i) reducing the mortgage rate, (ii) reducing or increasing the principal balance (except for reductions resulting from actual payments of principal) or (iii) changing the final maturity date on such Mortgage Loan (subject to certain exceptions) or that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The Mortgage Rate and net Mortgage Rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this free writing prospectus) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the Master Servicer, the Securities Administrator and the Depositor, each year on or before the date set forth in the Pooling and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the related Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under “The Securities Administrator, the Master Servicer and the Custodians” in this free writing prospectus. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Ocwen Loan Servicing, LLC as a Servicer

The Pooling and Servicing Agreement provides that Ocwen, in its capacity as a Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) Ocwen has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this free writing prospectus as an “approved servicer.”

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

Wells Fargo Bank, National Association

General

The information set forth in the following five paragraphs has been provided by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator, Master Servicer and a Custodian under the Pooling and Servicing Agreement and the applicable custodial agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Securities Administrator. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Master Servicer. Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and against the defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Custodian. Wells Fargo Bank is acting as a custodian of certain of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Approximately 71.51% of the mortgage loan files with respect to the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be held by Wells Fargo Bank pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, as a custodian, and the Servicers.

Deutsche Bank National Trust Company

General

The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company (“DBNTC”).

DBNTC has performed a custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as a custodian on behalf of the Holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under its custodial agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Approximately 28.49% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by DBNTC pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, DBNTC, as a custodian and GMAC Mortgage, LLC.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.015% multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

In the event that a Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing compensation payable to the Master Servicer on such Distribution Date.

The Distribution Account

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicers for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “Servicing of the Mortgage Loans—Payments on Mortgage Loans; Deposits to Collection Account” in this free writing prospectus) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Pooling and Servicing Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Custodians and any director, officer, employee or agent of the Custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: CTLA - Structured Finance/ACE 2007-SL1 or at such other address as the Trustee may designate from time to time.

HSBC Bank USA, National Association, has been and currently is, serving as Trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including the following:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee (or the applicable Custodian) shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the Servicers any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default shall occur, the Trustee shall, at the direction of at least 51% of the Voting Rights, by notice in writing to the Master Servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under the Pooling and Servicing Agreement, shall pass to and be vested in the Trustee, and, without limitation, the Trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, The Trustee may, if is shall be unwilling to so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the related obligations and duties of a Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the related Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Trustee resigns, the expenses associated with the change of trustee in connection with such resignation will be paid by the former trustee. If the Depositor removes the Trustee, the expenses associated with the change of trustees in connection with such removal will be paid from the Distribution Account. If the Trustee is removed by holders of certificates, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicers, and make recommendations to the Servicers and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of the Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and each Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicers and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.0135% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the mortgage loan purchase agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider under the Interest Rate Swap Agreement. For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form in blank and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee and the Servicers pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, prior to the Closing Date, the Depositor will deliver or cause to be delivered to the Trustee (or the applicable Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the applicable Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the related Custodial Agreement and, if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the related Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the related Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the related Servicer for deposit in the related Collection Account (as defined in this free writing prospectus) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined in this free writing prospectus) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the related Servicer for deposit in the Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; (vii) have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico, Indiana or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I Mortgage Loan), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I Mortgage Loan. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. The Depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus, a Servicer may be removed as the servicer of the related Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. As further described in, and in accordance with the provisions of, the Pooling and Servicing Agreement upon the removal of a Servicer after the occurrence of an Event of Default, a successor to the related Servicer (which may be the Master Servicer) will become the successor to the related Servicer under the Pooling and Servicing Agreement. See “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE-1 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The Class CE-2 Certificates will not have voting rights. The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities-Termination” in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans on a servicing retained basis and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such right to purchase, a Servicer may exercise such right to purchase, subject to the conditions set forth in the Pooling and Servicing Agreement. In the event the Master Servicer or a Servicer (in each case, the “Terminator”) exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer, the Securities Administrator and the Swap Provider as of the termination date and pursuant to the Pooling and Servicing Agreement and the Interest Rate Swap Agreement. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Class A Certificates and Mezzanine Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates at the then applicable Pass-Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE-1 Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities-Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicers, the Master Servicer, the Trustee and the Custodians from such funds deposited in the Distribution Account (i) any amounts which the Servicers would be permitted to withdraw and retain from the related Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodians, the Servicers and the Swap Provider from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Mortgage Loans and any properties acquired in respect thereof or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)           The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

(ii)           During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii)           At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood llp, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class CE-1 Certificates (exclusive of any right of the holder of such certificates to receive payments from or any obligation to make payments to the Reserve Fund in respect of Net WAC Rate Carryover Amounts or the Supplemental Interest Trust), the Class CE-2 Certificates and the Class P Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations-REMICs” in the prospectus.

For federal income tax purposes, certain classes of Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 35% CPR (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration-General” and “-REMICs-Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations- REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount or the obligation to make payments to the Supplemental Interest Trust. The Reserve Fund, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

The treatment of amounts received by a holder of an Offered Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates may be treated as having more than a de minimis value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to the limitations described above.

Upon the sale of an Offered Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the second amended and restated underwriting agreement, dated as of June 24, 1999, as amended and restated to and including, January 25, 2006 and a terms agreement to be executed on or before the Closing Date (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be ____% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this free writing prospectus under “Description of the Certificates-Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class M-1	AA+	Aa1
Class M-2	AA	Aa2
Class M-3	AA-	Aa3
Class M-4	A+	A1
Class M-5	A	A2
Class M-6	A-	A3
Class M-7	BBB+	Baa1
Class M-8	BBB	Baa2

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the Mortgage Loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts from amounts received or advanced on the Mortgage Loans.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Servicers, American Home, the Securities Administrator, the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between (a) the Sponsor, the Depositor, Chapel Funding Corporation, Deutsche Bank National Trust Company, as a custodian or the Issuing Entity and (b) any of the Master Servicer, the Securities Administrator, or Wells Fargo Bank, National Association in its capacity as custodian, the Servicers, American Home, Residential Funding Company, LLC and the Trustee. There are no affiliations among the Master Servicer, the Securities Administrator or Wells Fargo Bank, National Association in its capacity as a custodian and any of the Servicers, American Home, Residential Funding Company, LLC and the Trustee. There are no affiliations among the Servicers and the Trustee. There are no affiliations between the Servicers. GMAC Mortgage, LLC and Residential Funding Company, LLC are affiliates. Deutsche Bank National Trust Company and the Sponsor are affiliates. On September 8, 2006, the Sponsor acquired Chapel Funding Corporation, an originator of certain of the Mortgage Loans. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, Deutsche Bank National Trust Company, as custodian or the Issuing Entity and (b) any of the Master Servicer, the Securities Administrator, Wells Fargo Bank, National Association, as Custodian, the Servicers, American Home, Residential Funding Company, LLC or the Trustee, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The Depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be “BBB-” or higher at the time of purchase. As noted in the prospectus, one requirement for eligibility under the Exemption is that all of the Mortgage Loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of such Mortgage Loan and the fair market value of the related mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. Some of the Mortgage Loans represented by the Offered Certificates are second liens on property in which the first lien provides for negative amortization. Although the Mortgage Loan will have a combined loan-to-value ratio of 100% or less as of the Closing Date, it is conceivable that, after the Closing Date, they could, due to negative amortization, have an combined loan-to-value ratio that exceeds 100%, but not 125%, of the value of the related collateral. The mortgage pool has been so structured as to reduce to an immaterial level the probability that such a result would occur.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate should consult their legal counsel concerning the availability of, and the scope of relief provided by, the Exemption and the enumerated class Exemptions.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Master Servicer, the Servicer, the Underwriter and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicers or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to security holders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this free writing prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.